UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒
Preliminary Proxy Statement

☐
Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material Pursuant to §240.14a-12

NEW YORK CITY REIT, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required.

☐
Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT DATED APRIL 4, 2022 SUBJECT TO COMPLETION
650 Fifth Avenue, 30th Floor
New York, New York 10019
           , 2022
To the Stockholders of New York City REIT, Inc.:
I am pleased to invite you to the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of New York City REIT, Inc., a Maryland corporation (the “Company”). The Annual Meeting will be held on            ,       , 2022 at            , commencing at              Eastern Time. The items of business are listed in the following Notice of Annual Meeting of Stockholders and are more fully addressed in the proxy statement.
Your board of directors is recommending a highly experienced nominee for election at the Annual Meeting. Your management team and board are excited about the Company and about continuing to create superior value for investors. At the Annual Meeting, you will be asked to elect the director named in the accompanying Proxy Statement and to vote on several other proposals more fully described in the accompanying Notice of 2022 Annual Meeting of Stockholders and Proxy Statement.
We hope you will be able to attend the Annual Meeting, but if you cannot do so it is important that your shares be represented. We urge you to please review the proxy statement carefully and use the Company’s GOLD proxy card to vote for the board’s nominee and in accordance with the board’s recommendations on the other proposals, as soon as possible. You may authorize a proxy to vote your shares by signing, dating and returning the enclosed GOLD proxy card in the postage-paid envelope provided, whether or not you plan to attend the Annual Meeting. For your convenience, you may also authorize a proxy to vote your shares by telephone and via the Internet by following the instructions on the enclosed GOLD proxy card. We urge you to please review the proxy statement carefully and submit your vote in advance of the Annual Meeting on            ,       , 2022.
Your vote will be especially important. Comrit Investments 1, LP (“Comrit”) intends to nominate a person for election as a director in opposition to our nominee. The board has carefully reviewed Comrit’s candidate and unanimously recommends that you vote “FOR” the board’s nominee, Elizabeth K. Tuppeny, as described herein, using the enclosed GOLD proxy card. The board of directors does NOT endorse the election of the Comrit nominee and strongly urges you NOT to sign or return any WHITE proxy card that may be sent to you by or on behalf of Comrit. Please note that we are not responsible for the accuracy of any information provided by or relating to Comrit or its nominee contained in solicitation materials filed or disseminated by or on behalf of Comrit or any other statements that Comrit may make and that Comrit chooses which stockholders receive its proxy solicitation materials. Only your last-dated proxy will count. If you have previously submitted a WHITE proxy card, you can revoke that proxy and vote for the board’s nominee by using the enclosed GOLD proxy card or by voting at the Annual Meeting.
Your vote is very important. Please respond as soon as possible to help us avoid potential delays and additional expenses to solicit votes.
Thank you for your continued support. If you have any questions, please contact Innisfree M&A Incorporated, our proxy solicitor assisting us in connection with the Annual Meeting. Stockholders may call toll-free at (877) 750-8197. Banks and brokers may call collect at (212) 750-5833.
Sincerely,

Edward M. Weil, Jr.
Executive Chairman, Chief Executive Officer,
President and Secretary

PRELIMINARY PROXY STATEMENT DATED APRIL 4, 2022 SUBJECT TO COMPLETION
650 Fifth Avenue, 30th Floor
New York, New York 10019
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON            , 2022
           , 2022
To the Stockholders of New York City REIT, Inc.:
I am pleased to invite you to the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of New York City REIT, Inc., a Maryland corporation (the “Company”), which will be held at                 Eastern Time on            ,       , 2022. The Annual Meeting will be held at             .
At the Annual Meeting, you will be asked to consider and vote upon (1) the election of one person to serve on our board of directors until the 2025 annual meeting of stockholders (the “2025 Annual Meeting”) and until the person’s successor is duly elected and qualifies, (2) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022, (3) a proposal to adopt a non-binding advisory resolution regarding executive compensation, (4) a proposal recommending, by non-binding vote, the frequency of future non-binding advisory votes on executive compensation, and (5) the transaction of such other matters as may properly come before the Annual Meeting and any postponement or adjournment thereof. The board of directors has fixed the close of business on            , 2022 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof. Only record holders of shares of the Company’s Class A common stock, par value $0.01 per share, at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting.
Please note that Comrit Investments 1, LP (“Comrit”) has stated its intention to propose an alternative director nominee for election at the Annual Meeting. We urge you to vote for the nominee proposed by the board of directors using the enclosed GOLD proxy card and not to sign or vote any proxy card sent to you by Comrit. If you have already authorized a proxy to vote your shares using a proxy card sent to you by Comrit, you can revoke it by following the instructions on the enclosed GOLD proxy card and submitting your votes by telephone or via the Internet, or by signing, dating and returning the GOLD proxy card in the postage-paid envelope provided. Only your last-dated proxy will count — any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in this proxy statement.
For further information regarding the matters to be acted upon at the Annual Meeting, I urge you to carefully read the accompanying proxy statement.
You may authorize your proxy via the Internet or by telephone by following the instructions on the enclosed GOLD proxy card. In order to authorize your proxy via the Internet or by telephone, you must have the control number that appears on the materials sent to you. If you attend the Annual Meeting, you may vote in person if you wish, even if you previously have submitted your proxy. Your attendance alone, without voting, will not be sufficient to revoke a previously authorized proxy.
You are cordially invited to attend the Annual Meeting. Regardless of whether you own a few or many shares, it is important that your shares be voted on matters that come before the Annual Meeting. YOUR VOTE IS VERY IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, WE HOPE THAT YOU WILL READ THE PROXY STATEMENT AND AUTHORIZE A PROXY TO VOTE YOUR SHARES BY SIGNING, DATING AND RETURNING THE ENCLOSED GOLD PROXY CARD OR BY SUBMITTING YOUR VOTES OVER THE TELEPHONE OR VIA THE INTERNET.
By Order of the Board of Directors,

Edward M. Weil, Jr.
Executive Chairman, Chief Executive Officer,
President and Secretary

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN
If you have questions about how to vote your shares, or need additional assistance, please contact Innisfree M&A Incorporated, who is assisting us in the solicitation of proxies:
501 Madison Avenue, 20th Floor
New York, New York 10022
Stockholders may call toll-free at (877) 750-8197
Banks and brokers may call collect at (212) 750-5833
IMPORTANT
We urge you NOT to sign the white proxy card sent to you by Comrit. If you have already signed Comrit’s white proxy card, you have every legal right to change your vote by using the enclosed GOLD proxy card to vote TODAY — by telephone, by Internet, or by signing, dating and returning the GOLD proxy card in the postage-paid envelope provided.

NEW YORK CITY REIT, INC.

i

ii

PRELIMINARY PROXY STATEMENT DATED APRIL 4, 2022 SUBJECT TO COMPLETION
650 Fifth Avenue, 30th Floor
New York, New York 10019
PROXY STATEMENT
This proxy statement (this “Proxy Statement”) and enclosed GOLD proxy card are being sent to stockholders of the Company, on or about            , 2022 for use at the Annual Meeting and at any postponement or adjournment thereof, and is provided together with our Annual Report on Form 10-K for the year ended December 31, 2021 (our “2021 10-K”). References in this Proxy Statement to “we,” “us,” “our,” or like terms also refer to the Company, and references in this Proxy Statement to “you” refer to the stockholders of the Company. The mailing address of our principal executive offices is 650 Fifth Avenue, 30th Floor, New York, New York 10019. Additional copies of this Proxy Statement and our 2021 10-K will be furnished to you, without charge, by writing us at New York City REIT, Inc., 650 Fifth Avenue, 30th Floor, New York, New York 10019, Attention: Investor Relations or emailing us at investorrelations@ar-global.com.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING
We are providing you with this Proxy Statement, which contains information about the items to be considered and voted on at the Annual Meeting. To make this information easier to understand, we have presented some of the information in a question-and-answer format.
Q:
What is a proxy?

A:
A proxy is a person who votes the shares of stock of another person who could not attend a meeting. The term “proxy” also refers to the proxy card or other method of appointing a proxy. When you submit your proxy using the GOLD proxy card, you are appointing Edward M. Weil, Jr. and Christopher J. Masterson, each of whom are executive officers of the Company, as your proxies, and you are giving them permission to vote your shares of the Company’s Class A common stock, par value $0.01 per share (“Common Stock”), at the Annual Meeting.

Q:
Why did you send me this Proxy Statement?

A:
We sent you this Proxy Statement and the enclosed GOLD proxy card because our board of directors is soliciting your proxy to vote at our Annual Meeting, and at any postponements or adjournments of the Annual Meeting. This Proxy Statement summarizes information that is intended to assist you in making an informed vote on the proposals described in this Proxy Statement.

Q:
Has the Company been notified that a stockholder intends to propose an alternative director nominee at the Annual Meeting?

A:
Yes. On November 29, 2021, the Company received a notice from Comrit 1 Investments, LP (“Comrit”), stating its intention to propose an alternative director nominee for election at the Annual Meeting. The Comrit nominee has NOT been endorsed by our board of directors. We urge stockholders NOT to use any proxy card that you may receive from Comrit. Our board of directors urges you to use the GOLD proxy card and vote “FOR” our nominee, Elizabeth K. Tuppeny, for director.

OUR BOARD OF DIRECTORS URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD SENT TO YOU BY COMRIT.
We are not responsible for the accuracy of any information provided by or relating to Comrit contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Comrit or any other statements that Comrit may otherwise make.
Q:
When is the Annual Meeting and where will it be held?

A:
The Annual Meeting will be held on            ,       , 2022 commencing at              Eastern Time. The Annual Meeting will be held at             .

Q:
What am I being asked to vote on at the Annual Meeting?

A:
At the Annual Meeting, you will be asked to:

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elect Elizabeth K. Tuppeny as a Class II director to serve until our 2025 Annual Meeting and until her successor is duly elected and qualifies;

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ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the year ending December 31, 2022;

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adopt a non-binding advisory resolution regarding executive compensation as described herein;

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recommend, by non-binding vote, the frequency of future non-binding advisory votes on executive compensation; and

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consider and act on such matters as may properly come before the Annual Meeting and any postponement or adjournment thereof.

Q:
Who is entitled to vote?

A:
Anyone who is a holder of record of Common Stock at the close of business on            , 2022 (the “record date”), or holds a valid proxy for the Annual Meeting, is entitled to vote at the Annual Meeting or any postponement or adjournment of the Annual Meeting. Every stockholder is entitled to one vote for each share of Common Stock held on the record date.

Q:
How many shares of Common Stock are outstanding?

A:
As of the record date,              shares of our Common Stock were issued and outstanding and entitled to vote at the Annual Meeting.

Q:
What constitutes a “quorum”?

A:
If holders of a majority of our shares of our Common Stock outstanding on the record date are present at the Annual Meeting, either in person or by proxy, we will have a quorum present, permitting the conduct of business at the Annual Meeting. Abstentions and broker non-votes, to the extent any broker non-votes exist, will be counted to determine whether a quorum is present.

Q:
What is a “broker non-vote”?

A:
A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner submits a proxy but does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that matter and has not received voting instructions from the beneficial owner. Brokers are not allowed to exercise their voting discretion with respect to the election of directors or for the approval of other matters which the New York Stock Exchange (‘‘NYSE”) rules determine to be “non-routine,” without specific instructions from the beneficial owner. Additionally, brokers are not allowed to exercise their voting discretion with respect to matters which the NYSE rules would otherwise determine to be “routine” where any proposal included in the Proxy Statement is subject to a counter-solicitation. Consequently, where counter-solicitations are sought, broker non-votes cannot exist and shares for which beneficial owners have not provided voting instructions to their banks or brokers will NOT count for purposes of calculating whether a quorum is present. Thus, beneficial owners of shares held in broker accounts are advised that, if there is a counter-solicitation, such as a counter-solicitation by Comrit in support of its alternative director nominee, and beneficial owners do not timely provide instructions to their broker, their shares will not be voted at the Annual Meeting in connection with any of the proposals, including the proposal to ratify the appointment of PwC, which would otherwise be a “routine” matter for purposes of broker discretionary authority absent a counter-solicitation. If a quorum is not established, we will not be permitted to conduct business at the Annual Meeting. We strongly encourage you to authorize a proxy to vote your shares or provide voting instructions to your broker so that your vote will contribute toward establishing a quorum and permit the conduct of business at the Annual Meeting.

Q:
Will my shares be voted if I do not provide instructions to my broker?

A:
If you are the beneficial owner of shares held in a “street name” by a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. Under applicable NYSE rules, if you hold your shares through a bank or brokerage firm and your broker delivers this Proxy Statement to you, but you do not give instructions to the broker, the broker does not have the discretion to vote if any proposal is subject to a counter-solicitation. Therefore, unless you provide voting instructions to the broker holding shares on your behalf, the broker will NOT have authority to vote your shares on any of the proposals described in this Proxy Statement. We strongly encourage you to authorize a proxy to vote your shares or provide voting instructions to your broker so that your vote on these matters will be counted.

Q:
How does the board of directors recommend I vote on each proposal?

A:
The board of directors recommends a vote of:

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“FOR” the election of Elizabeth K. Tuppeny as a Class II director;

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“FOR” the ratification of the appointment of PwC as our independent registered public accounting firm for the year ended December 31, 2022;

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“FOR” the non-binding advisory resolution regarding executive compensation; and

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“THREE YEARS” in the non-binding vote regarding the frequency of future non-binding advisory votes on executive compensation.

Q:
How do I vote?

A:
Stockholders can vote in person at the meeting or by authorizing a proxy. Stockholders have the following three options for submitting their votes by proxy:

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via the Internet at by following the instructions provided on the GOLD proxy card;

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by telephone, by following the instructions provided on the GOLD proxy card; or

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by mail, by completing, signing, dating and returning the enclosed GOLD proxy card.

For those stockholders with Internet access, we encourage you to authorize a proxy to vote your shares via the Internet, because it is quick, convenient and provides a cost savings to us. By authorizing a proxy to vote your shares via the Internet or by telephone prior to the meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your proxy authorization to arrive late and, therefore, not have your vote be counted.
Your shares will be voted as you instruct, unless you give no instructions with respect to one or more of the proposals. In this case, unless you later instruct otherwise, your shares of Common Stock will be voted “FOR” the election of Elizabeth K. Tuppeny as a Class II director, “FOR” the ratification of the appointment of PwC, “FOR” the non-binding advisory resolution regarding executive compensation and “THREE YEARS” on the non-binding vote regarding the frequency of future non-binding advisory votes on executive compensation. With respect to any other proposals to be voted on, your shares of Common Stock will be voted in the discretion of Mr. Weil and Mr. Masterson, or either of them.
Q:
What if I submit my proxy and then change my mind?

A:
You have the right to revoke your proxy at any time before the meeting by:

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notifying our Secretary, in writing;

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attending the meeting and voting in person;

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returning another proxy card dated after your first or prior proxy card, if we receive it before the Annual Meeting date; or

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authorizing a new proxy via the Internet or by telephone to vote your shares.

Only the most recent proxy vote will be counted and all others will be discarded regardless of the method of voting. If you have previously signed a proxy card sent to you by Comrit, you may change your vote by signing, dating and returning the enclosed GOLD proxy card in the accompanying postage-paid envelope or by authorizing a proxy to vote your shares by telephone or via the Internet by following the instructions on your GOLD proxy card. Submitting a white proxy card sent to you by Comrit — even if you vote to “withhold” with respect to Comrit’s nominee in protest against the Comrit nominee — will revoke any votes you previously made via the Company’s GOLD proxy card. To support Elizabeth K. Tuppeny, you should vote “FOR” her on the GOLD proxy card.
Q:
Will my vote make a difference?

A:
Yes. Because we are a widely held company, YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

Q:
What are the voting requirements for the proposals?

A:	•	Proposal No. 1 — Election of Director. There is no cumulative voting in the election of our directors. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. As a result of Comrit’s proposal to nominate an alternative director nominee for election at the Annual Meeting, there are more directors nominated than positions available. The Company’s Bylaws provide for plurality voting for directors, which means that the nominee receiving the highest number of “FOR” votes will be elected. For purposes of this proposal, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.
Signing and sending a white proxy to Comrit even if you vote AGAINST or withhold on its director nominee will not help elect Ms. Tuppeny. In fact, doing so will cancel any previous vote you may have authorized to be cast on the Company’s proxy card. The only way to support Ms. Tuppeny is to vote “FOR” her on the GOLD proxy card. If you have already submitted a vote using any white proxy card provided by or on behalf of Comrit, you have the right to change your vote by following the instructions on the enclosed GOLD proxy card to vote by Internet or telephone or by signing, dating and returning the enclosed GOLD proxy card in the postage-paid envelope provided or by voting at the Annual Meeting. Only your latest-dated proxy will count.
•
Proposal No. 2  —  Ratification of Appointment of Independent Registered Public Accounting Firm. This proposal requires the affirmative vote of a majority of all of the votes cast at a meeting at which a quorum is present. For purposes of this proposal, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

•
Proposal No. 3 — Non-Binding Advisory Vote on Executive Compensation. This proposal requires the affirmative vote of a majority of all of the votes cast at a meeting at which a quorum is present. For purposes of this proposal, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. Because this proposal is an advisory vote, the result will not be binding on the board or the Company. Our obligation to reimburse our advisor, New York City Advisors, LLC (the “Advisor”), for amounts incurred by the Advisor for salaries, bonuses or benefits of certain of our named executive officers is governed by the terms of the advisory agreement with the Advisor, which does not expire until July 2030, and cannot be amended except with the mutual consent of the parties.

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Proposal No. 4 — Non-Binding Advisory Vote on the Frequency of Future Non-Binding Advisory Votes on Executive Compensation. The non-binding vote regarding the frequency of future advisory votes on executive compensation provides stockholders with four alternatives: one year, two years, three years or abstain. The option of one year, two years or three years that receives a majority of all the votes cast at a meeting at which a quorum is present will be the frequency for future advisory votes that has been recommended by stockholders. For purposes of this proposal, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. Because there are four alternatives for Proposal 4, it is possible that none of the alternatives will receive a majority of the votes cast on this proposal. If that occurs, our board of directors will consider the frequency that receives the highest number of votes as the recommendation of the stockholders. Because this proposal is an advisory vote, the result will not be binding on the board or the Company. The board and the compensation committee will consider the outcome of the vote and remaining term of the advisory agreement which sets forth our reimbursement obligations when determining the frequency of future non-binding votes on executive compensation.

Q:
How will proxies be voted?

A:
Shares of Common Stock represented by valid proxies will be voted at the Annual Meeting in accordance with the directions given. If the proxy card is signed and returned without any directions given, the shares will be voted (1) “FOR” the election of Elizabeth K. Tuppeny as a Class II director to serve until our 2025 Annual Meeting and until her successor is duly elected and qualifies, (2) “FOR” the ratification of the appointment of PwC as the Company’s independent registered public accounting firm for the year ending December 31, 2022, (3) “FOR” the non-binding advisory resolution regarding executive compensation, and (4) “THREE YEARS” in the non-binding vote regarding the frequency of future non-binding advisory votes on executive compensation.
The board of directors does not intend to present, and has no information indicating that others will present, any business at the Annual Meeting or any postponement or adjournment thereof other than as set forth in the attached Notice of Annual Meeting of Stockholders. However, if other matters requiring the vote of our stockholders properly come before the Annual Meeting, it is the intention of the persons named in the GOLD proxy card to vote the proxies held by them in their discretion.
Q:
How will voting on any other business be conducted?

A:
Although we do not know of any business to be considered at the Annual Meeting other than the proposals described in this Proxy Statement, if any other business is properly presented at the Annual Meeting, a submitted proxy gives authority to Mr. Weil and Mr. Masterson, and each of them, to vote on such matters in accordance with their discretion.

Q:
When are the stockholder proposals for the next annual meeting of stockholders due?

A:
Stockholders interested in nominating a person as a director or presenting any other business for consideration at our 2023 annual meeting of stockholders (the “2023 Annual Meeting”) may do so by following the procedures prescribed in our bylaws and, in the case of proposals within the scope of Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”), by following the procedures specified by that rule. To be eligible for presentation to and action by the stockholders at the 2023 Annual Meeting under our current bylaws, director nominations and other stockholder proposals must be received by our secretary no earlier than            , 2022 and no later than 5:00 p.m. Eastern Time on            , 2022. Any proposal received after the applicable time in the previous sentence will be considered untimely. All proposals must contain the information specified in, and otherwise comply with, our bylaws. To be eligible for inclusion in our proxy statement for the 2023 Annual Meeting under Rule 14a-8 under the Exchange Act, stockholder proposals must comply with Rule 14a-8 and be received at our principal executive offices no later than            , 2022. Proposals should be sent via registered, certified or express mail to: New York City REIT, Inc., 650 Fifth Avenue, 30th Floor, New York, New York 10019, Attention: Secretary. For additional information, see “Stockholder Proposals for the 2023 Annual Meeting.”

Q:
Who are the “participants” in this proxy solicitation?

A:
Under applicable regulations of the Securities and Exchange Commission (the “SEC”), each of our directors and executive officers are “participants” in this proxy solicitation. For more information about our directors and executive officers, please see “Board of Directors, Executive Officers and Corporate Governance — Board of Directors and Executive Officers” beginning on page 20 of this Proxy Statement. Additional information relating to our directors, including Ms. Tuppeny, and our executive officers who are considered “participants” in our solicitation under the rules of the SEC is attached to this Proxy Statement as Appendix A. Other than the persons described in this Proxy Statement, no employees of the Advisor or its affiliates have been or are to be employed to solicit stockholders in connection with this proxy solicitation. However, in the course of their regular duties, certain administrative personnel may be asked to perform clerical or ministerial tasks in furtherance of this solicitation.

Q:
Who pays the cost of this proxy solicitation?

A:
We will pay all of the costs of soliciting on behalf of our board of directors with respect to the Annual Meeting. We have engaged Broadridge Investor Communication Solutions, Inc (“Broadridge”) to, among other things, assist us in distributing proxy materials. We expect to pay Broadridge aggregate fees of approximately $             to distribute proxies plus other fees and expenses for other services related to this proxy distribution, including disseminating brokers’ search cards; distributing proxy materials; operating online and telephone voting systems; and receiving of executed proxies. We have also engaged Innisfree M&A Incorporated (“Innisfree”) to, among other things, assist us in soliciting proxies. We expect to pay Innisfree aggregate fees of approximately $             to solicit proxies plus other fees and expenses for other services related to this proxy solicitation, including disseminating brokers’ search cards; operating online and telephone voting systems; and receiving executed proxies. In compliance with the regulations of the SEC, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses to the extent they forward proxy and solicitation materials to our stockholders. Our directors and executive officers, may also solicit proxies on our behalf in person, via the Internet, by telephone, or other electronic means of communication we deem appropriate, for which they will not receive any additional compensation.
Q:
Is this Proxy Statement the only way that proxies are being solicited?

A:
No. In addition to mailing proxy solicitation material, our directors and officers and employees of Innisfree, may also solicit GOLD proxies in person, via the Internet, by telephone or by any other electronic means of communication we deem appropriate.

Q:
Where can I find more information?

A:
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC on the web site maintained by the SEC at www.sec.gov. Our SEC filings also are available to the public at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, DC 20549. You also may obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference facilities.

Q:
What does it mean if I receive more than one GOLD proxy card or voting instruction form?

A:
Some of your shares of Common Stock may be registered differently or held in a different account. You should vote the shares in each of your accounts by one of the methods described herein. If you mail proxy cards, please sign, date and return each GOLD proxy card to guarantee that all of your shares of Common Stock are voted. If you hold your shares in registered form and wish to combine your stockholder accounts in the future, you should call our Investor Relations department at (866) 902-0063. Combining accounts reduces excess printing and mailing costs, resulting in cost savings to us that benefit you as a stockholder.

If Comrit proceeds with their previously announced nomination, the Company will likely conduct multiple mailings prior to the Annual Meeting date to ensure stockholders have the Company’s latest proxy information and materials to vote. The Company will send you a new GOLD proxy card with each mailing, regardless of whether you have previously voted. We encourage you to vote every GOLD proxy card you receive. The latest dated proxy you submit will be counted, and, if you wish to vote as recommended by the board of directors, then you should only submit a GOLD proxy card.
Q:
What should I do if I receive a white proxy card or other proxy materials from Comrit?

Comrit filed a preliminary proxy statement with the SEC indicating its intent to solicit proxies in support of the director proposed by Comrit. You may receive proxy solicitation materials from Comrit, including a white proxy card. The Company is not responsible for the accuracy of any information contained in proxy materials filed or disseminated by, or on behalf of, Comrit or any other statements that Comrit may make.
The board of directors does not endorse Comrit’s nominee and urges you to disregard any materials and NOT to sign, return or vote any white proxy card sent to you by or on behalf of Comrit. Voting to “withhold” with respect to Comrit’s nominee on a white proxy card sent to you by Comrit is not the same as voting for the Company’s nominee, Ms. Tuppeny, because a vote to “withhold” with respect to Comrit’s nominee on Comrit’s white proxy card will revoke any GOLD proxy card you may have previously submitted. To support Ms. Tuppeny, you should vote “FOR” her on the GOLD proxy card. If you have already signed any white proxy card provided by or on behalf of Comrit, you have the right to change your vote by completing, signing and dating the enclosed GOLD proxy card and promptly mailing it in the postage-paid envelope provided or to vote using the Internet or telephone by following the instructions on the GOLD proxy card. Only your latest-dated proxy will count.
If you have any questions or need assistance voting, please call Innisfree, our proxy solicitor assisting us in connection with the Annual Meeting, at (877) 750-8197.
Q:
What if I receive only one set of proxy materials although there are multiple stockholders at my address?

A:
The SEC has adopted a rule concerning the delivery of documents filed by us with the SEC, including proxy statements and annual reports. The rule allows us to send a single set of any annual report, proxy statement, proxy statement combined with a prospectus, notices or information statement to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family. This procedure is referred to as “Householding.” This rule benefits both you and us by reducing the volume of duplicate information received at your household and helps us reduce expenses. Each stockholder subject to Householding will continue to have a separate stockholder identification number and receive a separate proxy card or voting instruction card.

We will promptly deliver, upon written or oral request, a separate copy of our 2021 10-K and this Proxy Statement to a stockholder at a shared address to which a single copy was previously delivered. If you received a single set of disclosure documents for this year, but you would prefer to receive your own copy, you may direct requests for separate copies by calling our Investor Relations department at (866) 902-0063 or by mailing a request to New York City REIT, Inc., 650 Fifth Avenue, 30th Floor, New York, New York 10019, Attention: Investor Relations. Likewise, if your household currently receives multiple copies of disclosure documents and you would like to receive one set, please contact us.
Because Comrit has initiated a contested proxy solicitation, we understand that banks and brokers with account holders who are stockholders of the Company may not be Householding our proxy materials.
Q:
Whom should I call with other questions?

A:
If you have additional questions about this Proxy Statement or the Annual Meeting, or would like additional copies of this Proxy Statement, our 2021 10-K or any documents relating to any of our future stockholder meetings, please contact: New York City REIT, Inc., 650 Fifth Avenue, 30th Floor, New York, New York, 10019, Attention: Investor Relations, Telephone: (866) 902-0063, E-mail: investorrelations@ar-global.com, website: www.newyorkcityreit.com. If you have any questions about how to vote your shares, or need additional assistance, please contact Innisfree. Stockholders may call toll-free at (877) 750-8197. Banks and brokers may call collect at (212) 750-5833.

2021 COMPANY HIGHLIGHTS
This section contains certain information about the Company including statements that may be forward-looking. Please see “Forward Looking Statements” in Appendix B for further information regarding forward looking statements including important risks and uncertainties associated with these statements and information.

Fourth Quarter 2021 Highlights

High-Quality Manhattan Focused Portfolio	Increasing Financial Performance[2]	Continued Leasing Activity	Attractive Investment Opportunity
✓ Portfolio Occupancy[1] of 83% with a weighted average Remaining Lease Term[1] of 6.9 years ✓ NYC enhanced its tenant base in 2021 by adding credit-worthy rent-paying tenants, including a fortune 50 technology company and a publicly traded, Aa1 implied Investment Grade rated e-commerce technology company ✓ As of Q4'21, NYC's top 10 tenants had a Remaining Lease Term of 9.6 years ✓ Well balance and long-term lease maturity schedule with 35% of leases expiring after 2030	✓ Year over year, total portfolio Cash Rent[1] collection improved from 82% to 96%[3] as Approved Agreements expired and tenants resumed paying original Cash Rent due ✓ Collected 98% of Q4'21 Cash Rent due from NYC's top 10 tenants ✓ Quarter over quarter, Adjusted EBITDA[1][4] and Cash NOI[1] improved to $11.9 million from $4.1 million and $7.1 million from $5.7 million, respectively ✓ Weighted average debt maturity of 5.1 years and moderate Net Leverage[1] of 40%	✓ In 2021, NYC executed 17 new leases and four lease renewals, totaling 200,000 square feet and $7.4 million of straight-line rent ❖ NYC's Leasing Pipeline[1] is expected to increase Occupancy by 1% and straight-line rent by $0.8 million ✓ Since Knotel's lease termination in January 2021, NYC replaced 69% of the total space and 64% of the straight-line rent formerly derived from Knotel with creditworthy, rent-paying tenants ❖ NYC's 2022 forward Leasing Pipeline is expected to replace an additional 14,000 square feet of former Knotel space	✓ The rollback of COVID-19 mandates in New York City coupled with 97% of adults being fully or partially vaccinated continues to support a return to pre-pandemic lifestyles and business activity ❖ Leasing activity, according to CBRE research, is at the pre-pandemic baseline (2018/2019 average), and ranks 6th among the U.S. average, exemplifying strong business commitment to New York City's office space and its human capital[5] ✓ Management believes that there is significant upside for NYC as New York City continues to rebound and management leases available space to creditworthy tenants and evaluates strategic investment opportunities

NYC is a real estate investment trust with a high-quality portfolio of real estate assets focused on the Manhattan market and is supported by a robust Advisor platform that has increased portfolio Cash Rent collection by 14% year over year and completed 17 new leases for over 200,000 SF in 2021 High-Quality Manhattan Focused Portfolio ✓ Increasing Financial Performance ✓ Continued Leasing Activity ✓ Attractive Investment Opportunity ✓ ✓ ✓ Collected 98% of Q4’21 Cash Rent due from NYC’s top 10 tenants ✓ ❖ NYC’s Leasing Pipeline ❖ ✓ Since Knotel’s lease termination in ✓ As of Q4’21, NYC’s top 10 ✓ ✓ ❖ NYC’s 2022 forward Leasing New York City’s of ice space ✓ 1) See Appendix B for a full definition of capitalized terms and Non-GAAP reconciliations. 2) Refer to page 1 – Forward Looking Statements for risks related to our financial performance. 3) Refer to page 10 – Q4’21 Cash Rent Collection for additional information. Total rent collected during the period includes both original Cash Rent due and payments made by tenants pursuant to rent deferral agreements. 4) For Q4’21, includes income from the accelerated amortization of the remaining unamortized balance of below-market lease liabilities of approximately $7.7 million and a termination fee of $1.4 million, which are both recorded in Revenue from tenants in the consolidated statements of operations. Refer to pages 13 and 14 for additional information. 5) Source: CBRE Pulse of U.S. Office Demand December 2021 report.

2021 - Year in Review – In 2021, NYC’s Board of Directors, led by Elizabeth Tuppeny, and in conjunction with the Advisor, continued to execute on the Company’s strategic initiatives and operational momentum by mitigating adverse impacts from COVID-19 by focusing on proactive asset management, increasing Cash Rent collection and completing new and renewal leases Proactive Asset and Property Management ▪ In Q1’21, Knotel, a former top 10 tenant, filed for bankruptcy and terminated all of their leased space with NYC ✓ Since termination, NYC executed new and expansion leases that replaced 69% of the square feet and 64% of the straight- line rent formerly from Knotel ▪ In Q4’21, NYC executed a termination agreement with Icon Parking and Quik Park, two non-compliant tenants, and immediately backfilled the space with a new operator, City Parking ✓ In November, the new operator began paying the new rent due under the license agreement Successful Navigation Throughout COVID-19 ▪ Since Q4’20 and through Q4’21, NYC increased its Cash Rent collection rate by 14% to 96%(1) ✓ Q4’21 portfolio Cash Rent collection of 96% 2021 Highlights Impactful Leasing Activity ▪ In 2021, NYC completed 17 new leases totaling over 200,000 square feet and $7.4 million of straight-line rent ✓ NYC also executed four lease renewals in 2021, including a ✓ 98% of Cash Rent collected from NYC’s top 10 tenants in Q4’21 ▪ Diligently and proactively communicated with tenants to help them navigate the COVID-19 pandemic and mitigate adverse economic impacts ✓ NYC collected 100% of the deferred rent due in Q3’21 and Q4’21 pursuant to an Approved Agreement(2) five-year lease extension in Q4’21 with an Aa2 credit rated tenant that increased the Annualized Straight-line Rent(2) from the tenant by $0.3 million ▪ Q1’22 forward Leasing Pipeline of 14,300 SF that includes two new leases and two renewal and expansion leases ✓ The Leasing Pipeline is expected to increase portfolio Occupancy from 83% to 84%, once pipeline leases commence NYC’s independent board members and the Advisor and its af iliates have each separately demonstrated its depth of commitment to NYC’s long-term value by increasing ownership in NYC. As of March 1st 2022, NYC’s independent board members owned over 57,000 shares of NYC and separately, NYC’s Advisor and its af iliates owned over 1,000,000 shares of NYC 1) Refer to page 10 - Continued Cash Rent Collection Success for additional information. 2) See Appendix B for a full definition of capitalized terms.

Manhattan Focused Portfolio

Portfolio Highlights

Portfolio Metrics *(as of December 31, 2021)*

Metric *($ and SF in mm)*	
Real Estate Investments, at Cost	$852.7
Number of Properties	8
Total Square Feet	1.2
Annualized Straight-line Rent	$58.5
Occupancy	82.9%
Weighted Average Lease Term Remaining	6.9 Years

Tenant Industry Diversity[(1)]

Other 7%
Professional Services 5%
Fitness 5%
Healthcare Services 5%
Technology 6%
Services 6%
Non-Profit 12%
Retail 12%
Government/Public Administration 13%
Financial Services 29%

Lease Expiration Schedule[(1)]

11%
8%
10%
11%
6%
6%
6%
4%
3%
35%
2022
2023
2024
2025
2026
2027
2028
2029
2030
Thereafter

$853 million portfolio of real estate investments featuring a diverse tenant mix across eight mixed-use of ice and retail condominium buildings that are primarily located in Manhattan Portfolio Highlights ✓ Q4’21 portfolio Occupancy of 83% and a weighted average Remaining Lease Term of 6.9 years ✓ NYC’s Q1’22 Leasing Pipeline of 14.300 SF is expected to increase portfolio Occupancy from 83% to 84%, once pipeline leases commence ✓ Diverse tenant industry mix that features select tenant industry exposures to businesses operating in industries with core commercial businesses and the lowest unemployment rates ✓ Well balance and long-term lease maturity schedule with 35% of leases expiring after 2030 Portfolio Metrics (as of December 31, 2021) Metric ($ and SF in mm) Real Estate Investments, at Cost Number of Properties Total Square Feet Annualized Straight-line Rent Occupancy Weighted Average Lease Term Remaining Tenant Industry Diversity Other 7% Professional Services 5% Financial Lease Expiration Schedule 35% Fitness 5% Healthcare Services 5% Technology 6% Services 6% Non-Pro it 12% Services 29% Government/Public Administration 13% Retail 12% 11% 8% 10% 11% 6% 6% 6% 4% 3% 1) Based on Annualized Straight-Line Rent feet as of December 31, 2021.

Leading New York City Market Position

	NYC New York City REIT	Empire State Realty Trust	SL Green Realty Corp.	Vornado Realty Trust	Paramount Group, Inc.
Total Portfolio SF (mm)(1)	1.2	10.2	24.7	33.4	12.9

New York City Office and Retail Exposure(2)

New York City Office Exposure(2)

99.1 %
7.3%
81.8 %
77.7 %
82.3 %
69.1 %
75.0 %
7.3%
67.6 %
68.3 %
65.5 %
65.8 %
Other Exposure
Observatory

Leading New York City Market Position NYC’s portfolio of eight mixed-use of ices and retail condominiums is the leading “pure-play” publicly traded REIT focused on New York City real estate Total Portfolio SF 7.3% New York City Of ice and Retail Exposure 99.1% 81.8% 77.7% 82.3% 69.1 % New York City Of ice Exposure 75.0% 7.3% 67.6% 68.3% 65.5% 65.8 % Source: Company and peer metrics as of December 31, 2021. 1) Reflects total portfolio and not pro rata square feet. 2) All metrics reflect at share ownership. NYC based on annualized straight-line rent. ESRT based on LTM revenue from Observatory and annualized rent for all other assets. SLG based on annualized contractual rent. PGRE based on annualized rent at share. VNO based on annualized NOI at share.

Well-Positioned Portfolio Compared to Peers 37% 35% Lease Expirations After 2030 33% 27% 24% ✓ 35% of NYC’s leases expire after 2030, limiting the impact of near-term lease expirations PGRE NYC VNO SLG ESRT Tenants Operating in Industries with Stable Employment 42% 41% 40% 29% 41% 37% 28% 19% ✓ Strong underlying tenant base with 42% of NYC’s tenants operating in industries with the lowest 13% NYC PGRE 3% SLG 26% 2% VNO 17% 2% ESRT unemployment rates Sources: Company filings; U.S. Bureau of Labor Statistics as of December 31, 2021. Note: Company and peer metrics as of December 31, 2021 unless otherwise indicated. 1) For Company and Peers, based on annualized straight-line rent as of December 31, 2021. 2) In February 2022, the U.S. Bureau of Labor Statistics reported that Government and Financial Activities had the two lowest unemployment rates of 1.9% and 2.2% respectively, compared to total unemployment of 4.4%. Unemployment rates based on unemployed persons by industry, not seasonally adjusted. Industry concentration for NYC based on SLR. ESRT, PGRE and VNO based on annualized rent. SLG based on contractual cash rent. VNO reflects New York City assets only as of December 31, 2021.

Proactive Asset Management

2021 Leasing Highlights

- ✓ NYC swiftly and proactively navigated the New York City market by executing new and renewal leases with credit-worthy and rent-paying tenants on attractive terms
  - NYC executed four lease renewals in 2021, including a five-year lease extension in Q4'21 with an Aa2 credit rated tenant that increased the straight-line rent from the tenant by $0.3 million
  - NYC actively marketed turn-key space formerly occupied by Knotel, replacing 69% the former tenant's space since January 2021 with credit-worthy rent-paying tenants
- ✓ Management expects to benefit in 2022 from the leasing momentum NYC generated in 2021 as new leases commence and the New York City market continues to rebound as COVID-19 mandates are rolled back

Proactive Replacement of Space Terminated by Knotel

SF shown in 000's
Knotel Termination
Replacement Leases
0
(71)
23
9
9
8
33%
45%
58%
69%
Knotel Termination
Q1'21
Q2'21
Q3'21
Q4'21

Knotel Replacement Lease With Fortune 50 Company

	New Lease	Replacement[2] (Portfolio | Building)
Building	123 William Street	
Square Feet	15,136	21% | 42%
Annual SLR *($ in 000)*	$787.1	21% | 40%
Remaining Lease Term	5 Years	N/A

Replacement and Expansion For Former Knotel Space

	Increase From Expansion	Replacement[2] (Portfolio | Building)
Building	123 William Street	
Square Feet	4,635	6% | 12%
Annual SLR *($ in 000)*	$210.0	5% | 11%
Remaining Lease Term	5 Years	N/A

Proactive Asset Management In 2021, NYC’s Advisor completed 17 new leases that totaled over 200,000 square feet and $7.4 million of straight-line rent and four lease renewals with high-quality rent-paying tenants. NYC’s Advisor also developed a 14,300 square foot forward Leasing Pipeline that is expected to increase Occupancy from 83% to 84% 2021 Leasing Highlights Proactive Replacement of Space Terminated by Knotel ✓ SF shown in 000’s 0 Knotel Termination Replacement Leases 58% 69% ▪ extension in Q4’21 with an Aa2 credit rated tenant that increased the 33% 45% ▪ replacing 69% the former tenant’s space since January 2021 with ✓ Knotel Replacement Lease With Fortune 50 Company Replacement and Expansion For Former Knotel Space Building Square Feet Annual SLR ($ in 000) Remaining Lease Term New Lease Replacement Building Square Feet Annual SLR ($ in 000) Remaining Lease Term Increase From Expansion Replacement 1) As of lease execution date. 2) As of December 31, 2020, Knotel occupied 71,207 square feet, totaled $3.9 million of Annualized Straight-line Rent and had 7.8 years of Remaining Lease Term.

Continued Cash Rent Collection Success NYC’s portfolio mix of investment grade and government agency tenants with core commercial business continue to provide dependable rental income, resulting in a year over year Cash Rent collection rate increase of 14% , including the collection of 98% of the Cash Rent due from the Company’s top 10 tenants in Q4’21 Percentage of Cash Rent Due and Collected For Each Period 91% 92% 96% October November December 82% 87% 93% collected 98% collected 97% collected Q4'2020 Q1'2021 Q2'2021 Q3'2021 Q4'2021 ✓ Collected 98% of Q4’21 Cash Rent due from NYC’s top 10 tenants ✓ Year over year, the percentage of Cash Rent due and collected by NYC for the applicable period has increased by 14% across the portfolio as Approved Agreements expired and tenants resumed paying Cash Rent due Note: Collection data as of March 1, 2022. Total rent collected during the period includes both Cash Rent due and payments made by tenants pursuant to rent deferral agreements or otherwise. Excludes fourth quarter Cash Rent received after March 1, 2022 that would apply to fourth quarter Cash Rent. Eliminating the impact of deferred rent paid, we collected the same percentage of Cash Rent due. The actual amount of cash rent collected has increased comparing Q4 21 v. Q4 20 although the amount of cash rent due has declined at a slightly greater rate during the same period. See The Company's Annual report on Form 10-K for additional detail regarding the Company's cash rent collections. This information may not be indicative of any future period and remains subject to changes based ongoing collection efforts and negotiation of additional agreements. The impact of the COVID-19 pandemic on our rental revenue for the fourth quarter of 2021 and thereafter cannot be determined at present. The ultimate impact on our future results of operations and liquidity will depend on the overall length and severity of the COVID-19 pandemic, which management is unable to predict. 1) Comparing the percentage of Cash Rent due and collected for Q4’2021 against Q4’2020. See Annual report on Form 10-K for the year ended December 31, 2021 for additional detail regarding Cash Rent collections.

BACKGROUND OF THE SOLICITATION
On July 29, 2020, the Company announced its plan to list its common stock on the NYSE. On August 5, 2020, Comrit sent a letter to the Company’s board questioning the listing. The board reviewed the letter at a board meeting held on August 10, 2020 and responded to Comrit’s letter on August 11, 2020. The letter explained to Comrit that the board evaluated listing “fully and thoughtfully,” including by engaging and consulting a third party financial advisor. The letter added that listing was consistent with the Company’s long-standing strategy to provide the Company’s stockholders with a liquidity option.
On November 17, 2020, Comrit sent a letter to the Company attempting to notify the Company that Comrit was considering nominating a person for election to the Company’s board at the Company’s 2021 annual meeting of stockholders. The letter requested a questionnaire to be completed by the proposed nominee. The letter acknowledged the deadline for submissions was 5:00 Eastern Time on November 19, 2020. The board was provided with a copy of Comrit’s letter and reviewed it at a board meeting held on November 18, 2020. Comrit sent a subsequent letter to the Company on November 19, 2020 stating Comrit’s intent to nominate a candidate to the board at the 2021 annual meeting. Comrit failed, however, to provide a questionnaire completed by its proposed nominee. Comrit claimed that it did not receive the questionnaire even though the Company sent it to the email address provided in Comrit’s letter. At a board meeting held on November 24, 2020, the board further discussed the material submitted by Comrit and was advised of defects in Comrit’s submission by Venable LLP, the Company’s outside Maryland counsel (“Venable”), and Proskauer Rose LLP (“Proskauer), the Company’s outside counsel. Based on the defects, the board concluded that any motion to consider a nominee proposed by Comrit at the 2021 annual meeting would be ruled out of order. Mr. Weil advised Mr. Sapir of Comrit of the defects in Comrit’s submission and the board’s decision in a letter dated November 25, 2020.
Comrit subsequently sent a letter to the Company on December 10, 2020 including a completed nominee questionnaire and stated that Comrit’s failure to comply with the advance notice bylaws was a “foot fault.” The board was advised of Comrit’s letter but did not agree to waive the requirements. On December 16, 2020, Mr. Weil sent a letter to Comrit notifying it of the board’s decision.
In January 2021 and February 2021, a representative from Stroock & Stroock & Lavan LLP (“Stroock”), outside counsel to Comrit, contacted counsel from Proskauer to discuss the Company’s response to the proposed nomination and to inquire as to whether the Company would be interested in purchasing the shares owned by Comrit. In light of the Company’s tender offer for its Class B common stock (all of which has now been converted into shares of Class A common stock), which it commenced on December 28, 2020, Proskauer advised Stroock in mid-January 2021 that the Company was not in a position to discuss the matter. On February 11, 2021, counsel from Stroock, the Advisor’s internal counsel and counsel from Proskauer spoke again. Counsel from Stroock asked again if the Company would consider purchasing Comrit’s shares. Counsel from Proskauer responded that because the Company was in its black-out period prior to filing its annual report on Form 10-K for the year ended December 31, 2020, the Company was not in a position to consider or respond to the request.
On October 26, 2021, Comrit sent a letter to the Company stating that Comrit was a stockholder and requesting a “proposed nominee questionnaire.”
On November 11, 2021 and November 19, 2021, counsel from Proskauer, counsel to the Advisor and Comrit’s new counsel from Bryan Cave Leighton Paisner LLP (“BCLP”) spoke by telephone. On the first call, discussion ensued regarding Comrit’s letter. Counsel from Proskauer asked that BCLP confirm certain facts regarding Comrit’s ownership of shares of the Company’s Class A common stock. Counsel from BCLP did not know Comrit’s intentions. Counsel from Proskauer also noted the previous discussions with Comrit’s counsel from Stroock and questioned whether Comrit’s ultimate strategy was to seek a repurchase of its shares. Following the call, counsel from BCLP confirmed, among other things, that Comrit was the record holder of at least 100 shares of Class A common stock. The Company subsequently sent the questionnaire. On the second call, counsel from BCLP stated that Comrit was not interested in seeking a repurchase and that it intended to submit a nomination by the deadline required by the Company’s advance notice bylaw.
On November 30, 2021, counsel from BCLP provided counsel from Proskauer with a copy of a notice nominating Comrit’s candidate for election to the Company’s board. The candidate nominated by Comrit differed from the candidate Comrit originally attempted to nominate in November 2020.

Comrit sent a second letter to the Company’s board dated November 29, 2021 and issued a press release announcing Comrit’s nomination for consideration at the Company’s 2022 Annual Meeting. On December 1, 2021, the Company sent a letter to Comrit, confirming receipt of the notice and stating that the board was reviewing the request. Comrit also sent a letter to the Company dated December 1, 2021 which stated that Comrit wanted “to reach a negotiated outcome and remain[ed] open to dialogue.” The board discussed both letters and was advised that counsel was reviewing the submission for compliance with the advance notice bylaw.
On December 7, 2021, representatives of Paul, Weiss, Rifkind, Wharton & Garrison LLP (“Paul Weiss”), also engaged by the Company as counsel on the proxy matter, spoke with counsel from BCLP. Counsel from BCLP stated that Comrit had no prior connection with its nominee, and that the nominee was identified to Comrit by a third party public relations firm. Counsel from BCLP confirmed knowledge of Comrit’s failure to comply with the notice provisions for nominating persons for election to the board in the prior year and that Comrit’s prior counsel from Stroock had asked about the Company’s interest in purchasing Comrit’s shares. Counsel from BCLP also noted that Comrit has never engaged in a proxy contest, explained that it is focused on stock price and governance and believed that management was not responsive to Comrit’s prior attempts to engage in discussions.
On December 13, 2021, the board received an update on Comrit’s nomination proposal.
On January 4, 2022, Comrit sent a letter to the board and issued a press release stating its reasons for nominating a candidate for election to the Company’s board.
On January 10, 2022 the Company filed an investor presentation summarizing the Company’s performance in 2021. The presentation noted the challenges faced by the Company as a result of the COVID-19 pandemic and provided updates on increasing cash rent collections and proactive leasing activities to replace space vacated by tenants that declared bankruptcy or failed to pay rent as well as estimates of the Company’s per share net asset value, or NAV. An updated presentation was subsequently filed on March 17, 2022.
On February 17, 2022, counsel from BCLP advised the Company’s counsel at Paul Weiss via email that Comrit was in the process of preparing a proxy statement and that Comrit planned to file a proxy statement. The correspondence stated, among other things, that Comrit was open to discussing Comrit’s nomination with the board and included a letter to the board requesting, under both Maryland and New York law, for a copy of the Company’ stockholder list. In the letter, Comrit acknowledged the fact that its ownership of approximately 2% of the Company’s common stock did not satisfy the threshold requirement of 5% ownership required under Maryland law in order to receive a copy of the Company’s stockholder list. Comrit alleged that the Company’s rights plan, which applies to an “acquiring person” owning 4.9% of the common stock, justified a lower threshold for the stockholder list than that imposed by Maryland law.
On February 21, 2022 the Company advised Comrit that it was rejecting its request for a stockholder list under Maryland law because Comrit did not own the requisite number of shares required by Maryland law. The Company also stated it was rejecting the request under New York law because the request was not compliant with New York law as it was made pursuant to a provision that does not apply to the Company as a Maryland corporation, and had not been made by a resident of New York.
On a February 25, 2022 call between counsel from BCLP and counsel from Paul Weiss, BCLP asked hypothetical questions regarding how the Company would have responded to Comrit’s request if Comrit owned 4.9% of the Company’s common stock. Paul Weiss noted that the Company’s response focused solely on actual, not hypothetical, facts, and the fact remained that Comrit owned approximately 2% rather than 4.9% of the Company’s common stock. Counsel from BCLP also asked why the Company was maintaining that the Company was not subject to New York law in refusing Comrit’s request for the stockholder list under New York law. Paul Weiss explained that BCLP had misread the response, which focused on the fact that the Company is not a corporation organized under New York law, which meant that Comrit did not proceed under the appropriate section of the New York statute and that Comrit’s letter was improperly submitted by a stockholder that is not a resident of New York, contrary to the applicable section of the New York statute. Paul Weiss assured BCLP of the Company’s intent to comply with the New York statute if a valid request was submitted and specifically guided BCLP to the applicable section of the New York statute.

Paul Weiss also invited BCLP to explain if it thought the statute should be interpreted differently, or to submit a request that is compliant with New York law. Comrit made no attempt to revise its request.
On the same February 25, 2022 call, counsel from BCLP also asked if the Company’s board would interview Comrit’s nominee and asked if a member of the Company’s management team would meet with Mr. Sapir so he could purportedly better understand the Company’s strategy, including the nature of existing loan agreement issues. Paul Weiss stated it would discuss the request with the Advisor but noted that any such discussion would require either a confidentiality agreement or a meeting limited to information in the public domain due to securities law considerations. Counsel from Paul Weiss and BCLP also discussed potential alternatives to a proxy solicitation. BCLP suggested that Comrit would be amenable to a four member board where Comrit’s nominee was added to the board and made chair of the nominating and governance committee. In response to an inquiry by Paul Weiss, BCLP stated that Comrit had not yet considered the possibility of a standstill in connection with a settlement agreement. Counsel from BCLP also asked for a commitment from management to explore strategic alternatives. Paul Weiss confirmed with BCLP that Comrit was not interested in selling its shares.
On March 3, 2022, counsel from Paul Weiss advised counsel from BCLP that a member of the Company’s board and Mr. Weil would be willing to meet with Comrit’s nominee and Mr. Sapir. Paul Weiss further requested that BCLP propose dates to schedule a meeting between the Company and Comrit’s nominee, and an agenda of discussion topics for a meeting between Mr. Weil and Mr. Sapir. Comrit did not promptly respond to these requests. Rather, Comrit filed its preliminary proxy statement on March 11, 2022, then issued a press release on March 14, 2022 stating that it would “still prefer to reach a negotiated and constructive solution,” despite not having responded to the Company and not having reciprocated the Company’s efforts to follow through on the proposed meetings.
On March 17, 2022, the Company filed an updated investor presentation with final results for the fourth quarter and year ended December 31, 2021.
On March 28, 2022, counsel from BCLP responded to the letter sent on March 3, 2022 by counsel from Paul Weiss requesting dates for a meeting with Comrit’s nominee and an agenda for a meeting between Mr. Weil and Mr. Sapir. Counsel form BCLP advised that Comrit’s nominee was available to meet with the board or some group of board members on either April 1 or April 4, 2022. The letter was silent on the request for an agenda for a meeting between Mr. Weil and Mr. Sapir. On April 1, 2022, Mr. Weil and two of the Company’s independent directors met with Comrit’s nominee. Discussion at this meeting focused on the nominee’s credentials, experience and knowledge of the Company’s assets and its business. Following this meeting, the Company’s nominating and governance committee or “NGC” met in joint session with the board. The NGC concluded that Ms. Tuppeny was a superior nominee compared to Comrit’s nominee in terms of, among other things, credentials, public company board experience and knowledge of the complexities of the Company. Thus, the NGC recommended, and the board concluded, as noted herein, that Ms. Tuppeny’s extensive experience as a director of the companies described in her biography and as chief executive officer and founder of Domus makes her well qualified to serve on our board.
On April 4, 2022, the Company filed this preliminary proxy statement.

BOARD OF DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE
The board of directors is responsible for monitoring and supervising the performance of our day-to-day operations and our Advisor. The Advisor is controlled by AR Global Investments, LLC (“AR Global”). Our board of directors is divided into three classes of directors. Each director serves until the annual meeting of stockholders held in the third year following the year of his or her election and until his or her successor is duly elected and qualifies. At the Annual Meeting, one Class II director will be elected to serve until the 2025 Annual Meeting and until her successor is duly elected and qualifies. The number of directors in each class may be changed from time to time by the board to reflect matters such as an increase or decrease in the number of directors so that each class, to the extent possible, will have the same number of directors. Our bylaws provide that the number of directors may not be less than one, which is the minimum number required by the Maryland General Corporation Law (the “MGCL”), or more than 15. The number of directors on our board is currently fixed at four, of which three are independent directors.
Board of Directors and Executive Officers
The table set forth below lists the names, ages and certain other information about Elizabeth K. Tuppeny, our Class II director with a term expiring at the Annual Meeting (who is also a nominee for election as a director at the Annual Meeting), for each of the continuing members of our board and for each of our executive officers:
Directors with Terms expiring at the Annual Meeting/Nominee	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Elizabeth K. Tuppeny	II	61	Lead Independent Director; Nominating and Corporate Governance Committee Chair	2014	2022	2025
Continuing Directors
Lee M. Elman	III	85	Independent Director; Audit Committee Chair	2016	2023	—
Edward M. Weil, Jr.	III	55	Executive Chairman, Chief Executive Officer, President and Secretary	2015	2023	—
Abby M. Wenzel	I	61	Independent Director; Compensation Committee Chair	2014	2024	—
Executive Officers (not listed above)
Christopher J. Masterson	N/A	39	Chief Financial Officer and Treasurer	N/A	N/A	N/A
Nominee for Class II Director
Elizabeth K. Tuppeny
Elizabeth K. Tuppeny has served as an independent director of the Company since March 2014, including as its lead independent director since December 2014, and is a Class II director. Ms. Tuppeny has also served as an independent director of Healthcare Trust, Inc. (“HTI”), a $2.6 billion publicly-registered REIT focused on acquiring a diversified portfolio of healthcare real estate, with an emphasis on seniors housing and medical office buildings located in the United States, since January 2013, including as the chair of HTI’s nominating and corporate governance committee since January 2016. Ms. Tuppeny has also served as an independent director of Franklin BSP Realty Trust, Inc., a wholly-owned subsidiary of Franklin Templeton and a real estate finance company focused on mortgage originations and acquisitions for a diversified portfolio of commercial real estate debt secured by properties located in the United States, since January 2013, including as its lead independent director since July 2016. Ms. Tuppeny also served as an independent director of American Realty Capital Trust IV, Inc. from May 2012 until January 2014.

As the chief executive officer and founder of Domus, Inc. (“Domus”), a full-service marketing communications agency, Ms. Tuppeny has over 30 years of experience in the branding and advertising industries and has driven business strategies for Fortune 500 companies, focused on maximizing return on investment with internal, external and brand advocacy marketing. Domus provides services to Fortune 500 companies, including Chevron, Citibank, ConAgra, Diageo, DuPont, Epson, Mattel, Merck, Merrill Lynch, Procter & Gamble, Ralph Lauren and Westinghouse. Domus’ real estate clients include Ritz Carlton Residences, S&H Associate’s (Tel Aviv) Parkway 22, and PMC Real Estate.
Ms. Tuppeny also founded EKT Development, LLC to pursue entertainment projects in publishing, feature film and education video games. Ms. Tuppeny served on the board of directors and executive committee of the Philadelphia Industrial Development Council, a public-private development organization, for three-plus years where she evaluated and approved over 500- industrial and commercial real estate transactions totaling over $1 billion that helped to attract jobs to Philadelphia, including Citizen’s Bank Park and The Navy Yard.
Ms. Tuppeny has served on the boards of directors and advisory committees for the Arthur Ashe Foundation, Avenue of the Arts, Drexel Medical School, Philadelphia International Tourism Cabinet, Pennsylvania Commission for Women, Penn Relays and the Police Athletic League. Ms. Tuppeny was the recipient of the prestigious national Stevie Award as the nation’s top woman entrepreneur in 2004, outperforming 13,000 entrants, and was named as a “Top Woman in Philadelphia Business” in 1996, one of the “Top 50 Women in Pennsylvania” in 2004 and as the “Businessperson of the Year” in 2003 by the Greater Philadelphia Chamber of Commerce.
Ms. Tuppeny has expertise in world-class governance best practices from her certifications from Harvard Business School’s Executive Leadership program, Making Corporate Boards More Effective; the National Association of Corporate Directors’ Master Class, MIT’s Cybersecurity: Technology, Application and Policy, EY’s Center for Board Matters and is currently completing Leverage Diversity and Inclusion for Organizational Excellence at Stanford’s Graduate School of Business.
Ms. Tuppeny has taught at Temple University, taught post-graduate students Strategic Positioning and Branding at New York University, and has guest-lectured on the same topic at the University of Pennsylvania, where she received her undergraduate degree from the University of Pennsylvania’s College of Arts and Sciences and The Annenberg School of Communications. Ms. Tuppeny was inaugurated into the University of Pennsylvania’s Senior Honor Society and is a member of the University of Pennsylvania’s Sports Hall of Fame, where she held five all-time school records.
Our board of directors believes that Ms. Tuppeny’s extensive experience as a director of the companies described above and as chief executive officer and founder of Domus makes her well qualified to serve on our board of directors.
Continuing Directors
Lee M. Elman
Lee M. Elman has served as an independent director of the Company since February 2016 and is a Class III director. Mr. Elman has served as an independent director of Global Net Lease, Inc. (“GNL”) since December 2016 and as an independent director of HTI since December 2016. Mr. Elman previously served as an independent director of American Realty Capital Global Trust II, Inc. (“Global II”) from April 2015 until the close of GNL’s merger with Global II in December 2016.
Since 1979, Mr. Elman has served as president of Elman Investors, Inc., an international real estate investment banking firm which he also founded. He is also a partner of Elman Ventures, an organization which is advisor to, and partner with, various foreign investors in United States real estate ventures. He has over 40 years of real estate experience, including as an investing principal, a real estate investment banker, and an investment advisor for both U.S. and foreign investors. As president of Elman Investors, Inc., Mr. Elman has negotiated the acquisition of properties in the United States, Europe and Latin America; and presently serves as a general partner in numerous real estate partnerships. Mr. Elman holds a J.D. from Yale Law School and a B.A. from Princeton University’s Woodrow Wilson School of Public and International Affairs.

Our board of directors believes that Mr. Elman’s experience as a director, executive officer and general partner of multiple companies make him well qualified to serve as a member of our board of directors.
Edward M. Weil, Jr.
Edward M. Weil, Jr. has served as executive chairman of the Company since November 2015 and as chief executive officer, president and secretary of the Company, the Advisor and New York City Properties, LLC (the “Property Manager”) since March 2017, and is a Class III director. Mr. Weil also has been the chief executive officer of AR Global since January 2016 and has a non-controlling interest in the parent of AR Global. Currently, he also serves in leadership positions at three other REITs advised by affiliates of AR Global: as a director of NYSE-listed GNL since January 2017; as chairman of the board of directors of Nasdaq-listed The Necessity Retail REIT, Inc. (formerly known as American Finance Trust, Inc.) (“RTL”) and as chief executive officer and president of RTL, the RTL advisor and the RTL property manager since November 2015; and as a director of HTI since October 2016 and as chief executive officer of HTI, the HTI advisor and the HTI property manager since September 2018. Since March 2021, he has also served as a director of G&P Acquisition Corp., a special purpose acquisition company sponsored by affiliates of the Advisor with units listed on the NYSE.
Mr. Weil previously served in leadership positions at multiple REITs and other entities advised by affiliates of AR Global, including: as chairman, chief executive officer, president of American Realty Capital Healthcare Trust III, Inc. (“HT III”) until its liquidation and dissolution in March 2019; as executive chairman of Global II until December 2016, when Global II merged with GNL; as a director of Franklin BSP Lending Corporation (formerly known as Business Development Corporation of America) (“FBLC”) until November 2016, when FBLC’s external advisor was acquired by Benefit Street Partners, L.L.C.; as chief executive officer, president and chairman of American Realty Capital — Retail Centers of America, Inc. until its merger with RTL in February 2017; as a trustee of American Real Estate Income Fund until its liquidation in August 2016; as a trustee of Realty Capital Income Funds Trust, a family of mutual funds, until its dissolution in January 2017; and as an executive officer and director of American Realty Capital Daily Net Asset Value Trust, Inc. during multiple periods until its dissolution and liquidation in April 2016. Mr. Weil also served as chairman of Realty Capital Securities, LLC (“RCS”) from September 2013 until November 2015 and was the interim chief executive officer of RCS from May 2014 until September 2014 and the chief executive officer of RCS from December 2010 until September 2013. Mr. Weil served as a director of RCS Capital Corporation (“RCAP”), the parent company of RCS, from February 2013 until December 2015 and served as an executive officer of RCAP from February 2013 until November 2015, including chief executive officer from September 2014 until November 2015. RCAP filed for Chapter 11 bankruptcy in January 2016.
Mr. Weil was formerly the senior vice president of sales and leasing for American Financial Realty Trust, where he was responsible for the disposition and leasing activity for a 33 million square foot portfolio of properties. Mr. Weil also previously served on the board of directors of the Real Estate Investment Securities Association (now known as ADISA) from 2012 to 2014, including as its president in 2013. Mr. Weil attended George Washington University.
Our board of directors believes that Mr. Weil’s experience as a director or executive officer of the companies described above and his significant experience in real estate make him well qualified to serve as a member of our board of directors.
Abby M. Wenzel
Abby M. Wenzel has served as an independent director of the Company since March 2014 and is a Class I director. Ms. Wenzel has served as an independent director of GNL since March 2012 and as an independent director of Hospitality Investors Trust, Inc. (formerly known as American Realty Capital Hospitality Trust, Inc.) from September 2013 to June 2021. Ms. Wenzel was a shareholder of the law firm of Cozen O’Connor, resident in the New York office, as a member in the Business Law Department, until her retirement in June 2019. From January 2014 through December 2018, Ms. Wenzel served as co-chair of Cozen O’Connor’s Real Estate Group. Ms. Wenzel has extensive experience representing developers, funds and investors in connection with their acquisition, disposition, ownership, use, and financing of real estate.

Ms. Wenzel also practiced in the capital markets practice area, focusing on capital markets, finance and sale-leaseback transactions. She also represented commercial banks, investment banks, insurance companies, and other financial institutions, as well as the owners, in connection with permanent, bridge, and construction loans, as well as senior preferred equity investments, interim financings and mezzanine financings. She has also represented lenders in connection with complex multiproperty/multistate corporate sales. Prior to joining Cozen O’Connor, Ms. Wenzel was a partner with Wolf Block LLP, managing partner of its New York office and chair of its structured finance practice from October 1999 until April 2009. Ms. Wenzel currently serves as a trustee on the board of Community Service Society, a 175-year-old institution with a primary focus on identifying and supporting public policy innovations to support the working poor in New York City to realize social, economic, and political opportunities. Ms. Wenzel chairs the audit committee for Community Service Society. Ms. Wenzel also serves as a trustee on the board of The Citizen’s Budget Commission, a nonpartisan, nonprofit civic organization, founded in 1932, whose mission is to achieve constructive change in the finances and services of New York City and New York State government. Ms. Wenzel received her law degree from New York University School of Law and her undergraduate degree from Emory University.
Our board of directors believes that Ms. Wenzel’s experience as a director of multiple companies, as well as her experience in leadership positions at law firms and as a practicing attorney, make her well qualified to serve on our board of directors.
Executive Officers
Edward M. Weil, Jr.
See “— Continuing — Edward M. Weil, Jr.” for biographical information regarding Edward M. Weil, Jr., the chief executive officer and president of the Company.
Christopher J. Masterson
Christopher J. Masterson has served as the chief financial officer and treasurer of the Company, the Advisor and the Property Manager since September 2019. Mr. Masterson has also served as the chief financial officer, treasurer and secretary of GNL, the GNL advisor and the GNL property manager since November 2017. Mr. Masterson joined AR Global in February 2013 and has served in various roles during his tenure, including as chief accounting officer for the Company, RTL and RCA and as chief financial officer of Business Development Corporation of America Adviser II, LLC, the advisor to Business Development Corporation of America II. From October 2006 to February 2013, Mr. Masterson worked at Goldman Sachs & Co., where he most recently served as a vice president in the Merchant Banking Division Controllers team. From August 2004 until October 2006, Mr. Masterson worked as an auditor at KPMG LLP. Mr. Masterson is a certified public accountant in New York State, and he holds a B.B.A. from the University of Notre Dame and an M.B.A. from New York University.
Information About the Board of Directors and its Committees
The board of directors is responsible for the management and control of our business and operations. Our current executive officers are employees of affiliates of the Advisor. We have no employees and have retained the Advisor to manage our day-to-day operations. The Advisor is under common control with AR Global. Mr. Weil, our current executive chairman, chief executive officer, president and secretary, is the chief executive officer of AR Global and has a non-controlling interest in the parent of AR Global.
The board of directors held a total of 15 meetings and took action by written consent or electronically on six occasions during the year ended December 31, 2021. All directors attended all of the meetings while they were a member of the board of directors. All directors attended the 2021 annual meeting of stockholders. Our policy is to encourage all directors to attend our annual meetings of stockholders.
The board of directors has a standing audit committee, compensation committee and nominating and corporate governance committee.

Leadership Structure of the Board of Directors
Mr. Weil serves as our executive chairman of the board, chief executive officer, president and secretary. As chief executive officer of the Company and our Advisor, Mr. Weil is responsible for our operations and business strategy. The board of directors believes that because the chief executive officer is responsible for the operation of the Company and its business, which is also a focus of the board’s deliberations, the chief executive officer is the most qualified director to act as chairman. The board of directors may modify this structure to best address our circumstances for the benefit of our stockholders when appropriate.
Ms. Tuppeny serves as the lead independent director of the Company. The board of directors believes that a lead independent director provides an additional measure of balance, ensures the independence of the board of directors, and enhances the board of directors to fulfill its management oversight responsibilities.
The lead independent director chairs meetings or executive sessions of the independent directors, reviews and comments on meeting agendas of the board of directors, represents the views of the independent directors to the Advisor, facilitates communication among the independent directors and between the Advisor and the independent directors, acts as a liaison with service providers, officers, attorneys and other directors generally between meetings, serves as a representative and speaks on behalf of the Company at external seminars, conferences, in the media and otherwise, and otherwise assumes such responsibilities as may be assigned to him or her by the board of directors. Consistent with current practices, the Company compensates Ms. Tuppeny for serving as lead independent director.
The Company’s management believes that having a majority of independent, experienced directors, including a lead independent director, provides the right leadership structure for the Company and is best for the Company at this time.
Oversight of Risk Management
The board of directors has an active role in overseeing the management of risks applicable to the Company. The entire board is actively involved in overseeing risk management for the Company through its approval of all property acquisitions and incurrence and assumption of debt and its oversight of the Company’s executive officers and the Advisor. The nominating and corporate governance committee reviews all matters relating to the independence of the members of the board of directors and is responsible for reviewing and approving transactions with related parties, such as the Advisor, AR Global or any of their affiliates, and resolving other conflicts of interest. The compensation committee oversees all compensation plans, and, to the extent applicable, other compensation-related matters. The audit committee oversees management of accounting, financial, legal and regulatory risks.
Hedging Policy
The board of directors has not adopted, and the Company does not have, any specific practices or policies regarding the ability of the officers and directors of the Company, as well as employees of AR Global and its affiliates, or any of their designees, to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities.
Audit Committee
Our audit committee is comprised of Mr. Elman, Ms. Tuppeny and Ms. Wenzel, each of whom is “independent,” as described below, within the meaning of the applicable (1) requirements set forth in the Exchange Act and the applicable SEC rules and (2) listing standards of the NYSE. Mr. Elman is the chair of our audit committee. The audit committee charter is available to any stockholder who sends a request to New York City REIT, Inc., 650 Fifth Avenue, 30th Floor, New York, New York 10019. Our audit committee held seven meetings during the year ended December 31, 2021. All members of the audit committee attended all of the meetings while they were members of the audit committee. The audit committee charter is also available on the Company’s website at www.newyorkcityreit.com by clicking on “Investor Relations —  Governance.” The board has determined that each of Mr. Elman, Ms. Tuppeny and Ms. Wenzel is qualified as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K and the rules and regulations of the SEC.

The audit committee, in performing its duties, monitors:
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our financial reporting process;

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the integrity of our financial statements;

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compliance with legal and regulatory requirements;

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the independence and qualifications of our independent registered public accounting firm and internal auditors, as applicable; and

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the performance of our independent registered public accounting firm and internal auditors, as applicable.

The audit committee’s report on our financial statements for the year ended December 31, 2021 is discussed below under the heading “Audit Committee Report.”
Compensation Committee
The compensation committee is comprised of Mr. Elman, Ms. Tuppeny and Ms. Wenzel, each of whom is “independent,” as described below, within the meaning of the applicable (1) requirements set forth on the Exchange Act and the applicable SEC rules and (2) listing standards of the NYSE. Ms. Wenzel is the chair of our compensation committee. In addition, all of the members of our compensation committee are “non-employee directors” within the meaning of the rules of Section 16 of the Exchange Act. Our compensation committee held two meetings during the year ended December 31, 2021. All members of the compensation committee attended these meetings. The compensation committee’s charter is available to any stockholder who sends a request to New York City REIT, Inc., 650 Fifth Avenue, 30th Floor, New York, New York 10019. The compensation committee charter is also available on the Company’s website at www.newyorkcityreit.com by clicking on “Investor Relations —  Governance.” The principal functions of the compensation committee are to:
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approve and evaluate all compensation plans, policies and programs, if any, as they affect our executive officers;

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review and oversee the Company’s annual process, if any, for evaluating the performance of our executive officers;

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oversee our equity incentive plans, including, without limitation, the issuance of stock options, restricted shares of Common Stock (“restricted shares”), restricted stock units in respect of shares of Common Stock (“RSUs”), dividend equivalent shares and other equity-based awards;

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assist the board of directors and the chairman in overseeing the development of executive succession plans, if any; and

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determine from time to time the remuneration for our non-executive directors.

The compensation committee administers our equity plan for the Advisor (the “Advisor Plan”) and our equity plan for individuals (the “Individual Plan” and together with the Advisor Plan the “2020 Equity Plan”), which were adopted effective at the listing of the Common Stock on the NYSE on August 18, 2020 (the “Listing”), and the award of units of limited partnership in New York City Operating Partnership L.P., our operating partnership (the “OP”) designated as “LTIP Units” (“LTIP Units”) granted to the Advisor pursuant to our multi-year outperformance award agreement entered into concurrently with the Listing (the “2020 OPP”). See “Compensation and Other Information Concerning Officers, Directors and Certain Stockholders  —  Share-Based Compensation” and “Certain Relationships and Related Transactions  —  Advisor — Multi-Year Outperformance Award.”
The compensation committee is responsible for approving and administering all grants of awards to our executive officers. In carrying out its responsibilities, our compensation committee may delegate any or all of its responsibilities to a subcommittee or any other person to the extent consistent with our charter, our bylaws, our corporate governance guidelines and any other applicable laws, rules and regulations, including the NYSE rules. In March 2022, the compensation committee delegated authority to our chief executive officer to award up to 200,000 restricted shares to employees of the Advisor or its affiliates who are involved in providing services to us, including our chief financial officer, subject to certain limits and restrictions imposed by the compensation committee. The compensation committee remains responsible for approving and administering all grants of awards to our chief financial officer, including any award of restricted shares recommended by our chief executive officer. No awards under the 2020 Equity Plan may be made pursuant to this delegation of authority to anyone who is also a partner, member or equity owner of the parent of the Advisor.
Nominating and Corporate Governance Committee
The nominating and corporate governance committee is comprised of Mr. Elman, Ms. Tuppeny and Ms. Wenzel, each of whom is “independent,” as described below, within the meaning of the applicable listing standards of the NYSE. Ms. Tuppeny is the chair of our nominating and corporate governance committee. Our nominating and corporate governance committee held three meetings during the year ended December 31, 2021. All members of the nominating and corporate governance committee attended these meetings. The nominating and corporate governance committee charter and our Corporate Governance Guidelines are available to any stockholder who sends a request to New York City REIT, Inc., 650 Fifth Avenue, 30th Floor, New York, New York 10019. The nominating and corporate committee charter and our Corporate Governance Guidelines are also available on the Company’s website at www.newyorkcityreit.com by clicking on “Investor Relations —  Governance.” The nominating and corporate governance committee is responsible for the following:
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providing counsel to the board of directors with respect to the organization, function and composition of the board of directors and its committees;

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overseeing the self-evaluation of the board of directors and, if any, the board’s evaluation of management;

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periodically reviewing and, if appropriate, recommending to the board of directors changes to our corporate governance policies and procedures;

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identifying and recommending to the board of directors potential director candidates for nomination; and

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identifying and recommending committee assignments.

In evaluating directors for nomination to the board and to serve as members of each committee of the board, the nominating and corporate governance committee takes into account the applicable requirements for members of committees of boards of directors under the Exchange Act and NYSE rules, the Company’s Corporate Governance Guidelines and the charter of the applicable committee and may take into account such other factors or criteria as the nominating and corporate governance committee deems appropriate. For purposes of recommending any nominee, the nominating and corporate governance committee may consider all criteria that it deems appropriate, which may include, without limitation:
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personal and professional integrity, ethics and values;

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experience in corporate management, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly held company in today’s business environment;

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experience in the Company’s industry and with relevant social policy concerns;

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experience as a board member of another publicly held company;

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expertise and experience in an area of the Company’s operations;

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diversity of both background and experience;

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practical and mature business judgment, including ability to make independent analytical inquiries;

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the nature of and time involved in a director’s service on other boards or committees; and

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with respect to any person already serving as a director, the director’s past attendance at meetings and participation in and contribution to the activities of the board.

The nominating and corporate governance committee evaluates each individual nominee in the context of the board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. The board of directors believes that diversity is an important attribute of the members who comprise our board of directors and that the members should represent an array of backgrounds and experiences.
The nominating and corporate governance committee has not adopted a specific policy regarding the consideration of director nominees recommended to our nominating and corporate governance committee by stockholders. Stockholders who would like to propose an independent director candidate for the consideration of the board of directors may do so by following the procedures under the section entitled “Stockholder Proposals for the 2023 Annual Meeting — Stockholder Proposals and Nominations for Directors to Be Presented at Meetings.”
For all related party transactions, the nominating and corporate governance committee has the authority to:
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review and evaluate the terms and conditions, and determine the advisability of the transaction;

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negotiate the terms and conditions of the transaction, and, if the nominating and corporate governance committee deems appropriate, but subject to the limitations of applicable law, approve the execution and delivery of documents in connection with that transaction on our behalf;

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determine whether the transaction is in the best interests of the Company; and

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recommend to the board of directors what action, if any should be taken by the board of directors with respect to the transaction.

The nominating and corporate governance committee also has the authority to review, on a quarterly basis, the services provided by the Advisor, the reasonableness of the fees and expenses of the Advisor and its affiliates, as well as related matters.
Director Independence
The board of directors has currently set the number of directors at four. As required by the NYSE, a majority of our directors must be “independent.” The board of directors has considered the independence of each director, including Ms. Tuppeny, in accordance with the elements of independence set forth in the listing standards of the NYSE, the Exchange Act and SEC rules. Based upon information provided by each director, the nominating and corporate governance committee and the board of directors have each affirmatively determined that each of Ms. Tuppeny, Ms. Wenzel and Mr. Elman has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) other than as a director of the Company and is “independent” within the meaning of the applicable listing standards of the NYSE as well as the requirements set forth in the Exchange Act and SEC rules applicable to the committees on which each of them serve.
Family Relationships
There are no familial relationships between any of our directors and executive officers.
Communications with the Board of Directors
Any interested parties (including the Company’s stockholders) may communicate with the board of directors by sending written communications addressed to such person or persons in care of New York City REIT, Inc., 650 Fifth Avenue, 30th Floor, New York, New York 10019, Attention: Secretary. The Secretary will deliver all appropriate communications to the board of directors no later than the next regularly scheduled meeting of the board of directors. If the board of directors modifies this process, the revised process will be posted on the Company’s website, www.newyorkcityreit.com.

COMPENSATION AND OTHER INFORMATION CONCERNING OFFICERS,
DIRECTORS AND CERTAIN STOCKHOLDERS
Compensation of Executive Officers
Overview
We are an externally managed REIT and do not have any employees. We therefore do not employ our named executive officers, have agreements with them regarding their compensation or otherwise determine the compensation earned by, or paid to, them. Our Advisor manages our day to day business with the assistance of our Property Manager, and affiliates of the Advisor employ the persons who provide these services, including our named executive officers. We pay the Advisor and the Property Manager certain fees and reimburse them for certain expenses as required by the terms of our agreements with them. For further details regarding our arrangements with the Advisor, the Property Manager and their affiliates, see “Certain Relationships and Related Transactions.”
AR Global, the parent company of the Advisor, determines the salaries, bonuses and other benefits earned by, or paid to, our named executive officers. Our advisory agreement does not require our named executive officers to dedicate a specific amount of time to fulfilling their obligations or those of the Advisor and its affiliates or specify an amount or percentage of the amounts we pay to the Advisor or its affiliates that must be allocated to compensating our named executive officers. While Mr. Weil, our executive chairman, chief executive officer, president and secretary, may, in his capacity as the chief executive officer of AR Global, play a role in AR Global’s process for determining the compensation earned by, or paid to, our named executive officers by the Advisor or its affiliates, neither our board nor our compensation committee is involved with or consulted regarding this process. We are required by the terms of our advisory agreement to reimburse the Advisor for salaries, wages (including bonuses) and benefits of certain of our named executive officers, subject to certain limits described in more detail below.
Expense Reimbursements
We are required by the terms of our advisory agreement to reimburse the Advisor for salaries, wages (including bonuses) and benefits of employees of the Advisor or its affiliates involved in providing services to us, subject to certain limits. Specifically, the aggregate amount of all reimbursements for salaries, wages and benefits for employees of the Advisor or its affiliates (including our executive officers) must be comparable to market rates and reimbursements may not exceed, in any fiscal year, the greater of (a) $2.6 million, and (b) if the amount actually paid or allocated by us with respect to the assets we have acquired plus all cash and cash equivalents, marketable securities and other tangible assets held and recorded on our balance sheet of the Company is equal to or greater than $1.25 billion as of the last day of the fiscal year, that amount multiplied by 0.30%.
Other Compensation
We have not adopted any other compensation plans, policies and programs affecting our named executive officers. Our board of directors would be responsible for approving and evaluating all compensation plans, policies and programs affecting our executive officers if we adopt any compensation plans, policies and programs affecting our executive officers in the future. We have not made any equity awards to our named executive officers.
In addition, the Company’s independent directors acting as a group approved, and the compensation committee is responsible for administering, the award of LTIP Units to the Advisor pursuant to the 2020 OPP. See “Certain Relationships and Related Transactions — Multi-Year Outperformance Award” for further details. The compensation committee is also responsible for approving and administering all grants of awards under the 2020 Equity Plan. In March 2022, the compensation committee delegated authority to our chief executive officer to award up to 200,000 restricted shares to employees of the Advisor or its affiliates who are involved in providing services to us, including our chief financial officer, subject to certain limits and restrictions imposed by the compensation committee. See “Board of Directors, Executive Officers and Corporate Governance — Compensation Committee” for further details.

Summary Compensation Table
The following table summarizes the annual compensation received by our named executive officers for the fiscal years ended December 31, 2021 and 2020:
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
Edward M. Weil, Jr., Chief Executive Officer, President and Secretary(1)	2021	—	—	—	—	—
	2020	—	—	—	—	—
Christopher J. Masterson, Chief Financial Officer and Treasurer	2021	124,290(2)	100,205(2)	—	18,790(3)	243,285
	2020	93,809(2)	68,311(2)	—	14,071(3)	176,191

(1)
None of the compensation paid by the Advisor or its affiliates to Mr. Weil during the fiscal years ended December 31, 2021 and 2020 was allocated by the Advisor or its affiliates to the Company, and no reimbursement has been, nor is any expected to be, sought by the Advisor or its affiliates with respect to Mr. Weil’s compensation.

(2)
Represents the allocable share of salary and bonus paid by the Advisor or its affiliates to Mr. Masterson during 2021 and 2020, respectively, that was reimbursed by the Company required by the terms of our advisory agreement.

(3)
Represents the allocable share of certain expenses incurred by the Advisor or its affiliates with respect to Mr. Masterson that was reimbursed by the Company pursuant to our advisory agreement as follows: (1) during 2021, (i) $8,713 for payroll taxes, (ii) $5,548 for payment of medical insurance costs, and (iii) $4,529 for matching contributions to Mr. Masterson’s 401(k); and (2) during 2020, (i) $5,875 for payroll taxes, (ii) $4,538 for payment of medical insurance costs, and (iii) $3,658 for matching contributions to Mr. Masterson’s 401(k).

Compensation Policies and Practices Related to Risk Management
The compensation committee has determined that, to the limited extent the Company has compensation policies and practice, none of those policies and practices create any risks that are reasonably likely to have a material adverse effect on the Company.
Compensation of Directors
We pay to each of our independent directors the fees described below. If a director is our employee or an employee of the Advisor or any of its affiliates, we do not pay compensation for services rendered as a director. All directors also receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors.
We pay our independent directors a yearly retainer of  $30,000 and an additional yearly retainer of $55,000 for the lead independent director; $2,000 for each meeting of our board of directors or any committee personally attended by the directors ($2,500 for attendance by the chairperson of the audit committee at each meeting of the audit committee) and $1,500 for each meeting attended via telephone or the Internet; $750 per transaction reviewed and voted upon electronically up to a maximum of  $2,250 for three or more transactions reviewed and voted upon per electronic vote. If there is a board meeting and one or more committee meetings in one day, the director’s fees may not exceed $2,500 ($3,000 for the chairperson of the audit committee) if there is a meeting of such committee. We may issue shares of Common Stock in lieu of cash to pay fees earned by our directors, at each director’s election. The shares of Common Stock issued are not subject to vesting provisions because these payments, in lieu of cash, are related to fees earned for services performed.
Prior to the Listing, pursuant to our employee and director incentive restricted share plan (as amended, the “RSP”), each person serving as an independent director received an automatic grant of $30,000 in restricted shares on the date of initial election to the board of directors and on the date of each annual stockholders’ meeting, in each case valued at the then-current estimated per-share net asset value of our

Common Stock. The restricted shares vest over a five-year period following the first anniversary of the date of grant in increments of 20% per annum.
In connection with Listing, the 2020 Equity Plan was adopted and replaced the RSP. See “—Share-Based Compensation” for further information. Except as described herein there are no automatic grants made under the 2020 Equity Plan.
Following the Listing, starting with the annual award of restricted shares made in connection with the Company’s 2021 annual meeting of stockholders, the amount of the annual award of restricted shares made pursuant to the Individual Plan became $65,000. The restricted shares continue to vest over a five-year period following the first anniversary of the date of the annual meeting in increments of 20% per annum.
We also pay each independent director for each external seminar, conference, panel, forum or other industry-related event attended in person and in which the independent director actively participates, solely in his or her capacity as an independent director of the Company, in the following amounts:
•
$2,500 for each day of an external seminar, conference, panel, forum or other industry-related event that does not exceed four hours, or

•
$5,000 for each day of an external seminar, conference, panel, forum or other industry-related event that exceeds four hours.

In either of the cases above, we will reimburse, to the extent not otherwise reimbursed, an independent director’s reasonable expenses associated with attending external seminars, conferences, panels, forums or other industry-related events. An independent director cannot be paid or reimbursed for attending a single external seminar, conference, panel, forum or other industry-related event by us and another company for which he or she is a director.
The following table sets forth information regarding compensation of our directors during the year ended December 31, 2021:
Name	Fees Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total Compensation ($)
Edward M. Weil, Jr.	—	—	—	—	—	—	—
Elizabeth K. Tuppeny	113,250	65,000(2)	—	—	—	—	178,250
Lee M. Elman	60,750	65,000(2)	—	—	—	—	125,750
Abby M. Wenzel	58,250	65,000(2)	—	—	—	—	123,250

(1)
Value of awards of restricted shares calculated based on their grant date fair value computed in accordance with FASB ASC Topic 718. All assumptions made in the valuations are contained and described in Note 11 to the financial statements in our 2021 10-K. Awards vest annually over a five-year period in equal installments. As of December 31, 2021, Ms. Tuppeny, Ms. Wenzel and Mr. Elman each held approximately 8,391 unvested restricted shares of Common Stock.

(2)
Consists of 7,182 restricted shares granted to each independent director on May 21, 2021.

Share-Based Compensation
We have an equity plan for the Advisor, the Advisor Plan, and an equity plan for individuals, the Individual Plan, which we refer to, together, as the 2020 Equity Plan. The Advisor Plan is substantially similar to the Individual Plan, except with respect to the eligible participants. Awards under the Individual Plan is open to the Company’s directors, officers and employees (if the Company ever has employees), employees, officers and directors of the Advisor and as a general matter, employees of affiliates of the Advisor that provide services to the Company. Awards under the Advisor Plan may only be granted to the Advisor and its affiliates.

The 2020 Equity Plan was adopted in connection with the Listing and replaced the RSP. Following the effectiveness of the 2020 Equity Plan at the Listing, no further awards can be granted under the RSP; provided, however, any outstanding awards under the RSP, such as unvested restricted shares held by the Company’s independent directors, remain in effect in accordance with their terms and the terms of the RSP, until all those awards are exercised, settled, forfeited, canceled, expired or otherwise terminated. The Company accounts for forfeitures when they occur. While the RSP provided only for awards of restricted shares, the 2020 Equity Plan also permits awards of RSUs, stock options, stock appreciation rights, stock awards, LTIP Units and other equity awards. The 2020 Equity Plan has a term of ten years, expiring August 18, 2030. The number of shares of the Company’s capital stock that may be issued or subject to awards under the 2020 Equity Plan, in the aggregate, is equal to 20.0% of the Company’s outstanding shares of Common Stock on a fully diluted basis at any time. Shares subject to awards under the Individual Plan reduce the number of shares available for awards under the Advisor Plan on a one-for-one basis and vice versa. See “Compensation Committee” above for information regarding our compensation committee’s delegation of authority to our chief executive officer to award up to 200,000 restricted shares to employees of the Advisor or its affiliates who are involved in providing services to us, subject to certain limits and restrictions imposed by the compensation committee.

STOCK OWNERSHIP BY DIRECTORS, OFFICERS AND CERTAIN STOCKHOLDERS
The following table sets forth information regarding the beneficial ownership of shares of Common Stock as of            , 2022, in each case including shares of Common Stock which may be acquired by such persons within 60 days, by:
•
each person known by the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock based solely upon the amounts and percentages contained in the public filings of such persons;

•
each of the Company’s named executive officers and directors; and

•
all of the Company’s executive officers and directors as a group.

	Common Stock
Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of Class
Bellevue Capital Partners, LLC(2)	1,261,552	%
Morgan Stanley and Morgan Stanley Smith Barney LLC(3)	1,229,576	%
Edward M. Weil, Jr.(4)	12,210	*
Christopher J. Masterson	—	—
Elizabeth K. Tuppeny(5)	22,936	*
Lee M. Elman(5)	13,590	*
Abby M. Wenzel(5)	20,845	*
All directors and executive officers as a group (five persons)	69,581	*

*
Less than 1%.

(1)
Unless otherwise indicated, the business address of each individual or entity listed in the table is 650 Fifth Avenue, 30th Floor, New York, New York 10019. Unless otherwise indicated, the individual or entity listed has sole voting and investment power over the shares listed.

(2)
Includes the shares beneficially owned by its managing member and excludes the shares beneficially owned by Mr. Weil. The business address of Bellevue Capital Partners, LLC and its managing member is 222 Bellevue Avenue, Newport, Rhode Island 02840. Bellevue Capital Partners, LLC and its sole managing member share voting and dispositive power over 1,261,552 shares. The information contained herein with respect to Bellevue Capital Partners, LLC is based solely on the Amendment No. 3 to the Schedule 13D filed by Bellevue Capital Partners, LLC with the SEC on April 4, 2022.

(3)
The business address of Morgan Stanley and Morgan Stanley Smith Barney LLC is 1585 Broadway, New York, New York 10036. Each of Morgan Stanley and Morgan Stanley Smith Barney LLC has no sole voting power over shares, no shared voting power over shares, no sole dispositive power over shares and has shared dispositive power over 1,229,576 shares. The information contained herein with respect to Morgan Stanley and Morgan Stanley Smith Barney LLC is based solely on the Schedule 13G filed by Morgan Stanley and Morgan Stanley Smith Barney LLC with the SEC on February 11, 2022.

(4)
Mr. Weil, our executive chairman, chief executive officer, president and secretary, is also the chief executive officer of AR Global. While Mr. Weil has a non-controlling interest in the parent of AR Global, Mr. Weil does not have direct or indirect voting or investment power over any shares that AR Global or the parent of AR Global may own and Mr. Weil disclaims beneficial ownership of such shares. Accordingly, the shares included as beneficially owned by Mr. Weil do not include the 127,666 shares of Common Stock that are directly or indirectly beneficially owned by AR Global or the 56,091 shares of Common Stock that are directly or indirectly beneficially owned by the parent of AR Global.

(5)
Includes approximately 8,391 unvested restricted shares of Common Stock.

Securities Authorized for Issuance Under Equity Compensation Plans.
Prior to the listing of our Common Stock on the NYSE, our board of directors had adopted the RSP. Effective on August 18, 2020, our board of directors adopted the Advisor Plan and the Individual Plan. The 2020 Equity Plan was adopted and replaced the RSP. Also, we have granted an award of LTIP Units to the Advisor pursuant to the 2020 OPP. In March 2022, the compensation committee delegated authority to our chief executive officer to award up to 200,000 restricted shares to employees of the Advisor or its affiliates who are involved in providing services to us, including our chief financial officer, subject to certain limits and restrictions imposed by the compensation committee. The compensation committee remains responsible for approving and administering all grants of awards to our chief financial officer, including any award of restricted shares recommended by our chief executive officer. No awards under the 2020 Equity Plan may be made pursuant to this delegation of authority to anyone who is also a partner, member or equity owner of the parent of the Advisor.
The following table sets forth information regarding securities authorized for issuance under our 2020 Equity Plan and LTIP Units awarded under the 2020 OPP as of December 31, 2021.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected)
	(a)	(b)	(c)
Equity Compensation Plans approved by security holders	—	—	—
Equity Compensation Plans not approved by security holders	4,012,841(1)	—	2,634,002(2)
Total	4,012,841	—	2,634,002

(1)
Represents shares of Common Stock underlying LTIP Units awarded pursuant to the 2020 OPP. These LTIP Units may be earned by the Advisor if we achieve threshold, target or maximum performance goals based on our absolute and relative total stockholder return over a performance period that commenced on August 18, 2020 and will end on the earliest of (i) August 18, 2023, (ii) the effective date of any Change of Control (as defined in the 2020 OPP) and (iii) the effective date of any termination of the Advisor’s service our advisor. LTIP Units earned as of the last day of the performance period will also become vested as of that date. Effective as of that same date, any LTIP Units that are not earned will automatically and without notice be forfeited without the payment of any consideration by us. The award of the LTIP Units pursuant to the 2020 OPP is independent of awards pursuant to and is not an award under the 2020 Equity Plan.

(2)
The total number of shares granted as awards under the 2020 Equity Plan may not exceed 20.0% of our outstanding shares of Common Stock on a fully diluted basis at any time. The total number of shares that may be issued under or subject to awards under the 2020 Equity Plan is 20.0% of our outstanding shares of Common Stock on a fully diluted basis at any time. As of December 31, 2021, we had 13,277,738 shares of our Common Stock issued and outstanding on a fully diluted basis, and 21,546 shares of our Common Stock had been issued under or were subject to awards under the 2020 Equity Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Edward M. Weil, Jr., our executive chairman, chief executive officer, president and secretary, also is the chief executive officer, president and secretary of the Advisor and the Property Manager. Christopher J. Masterson, our chief financial officer and treasurer, also is the chief financial officer and treasurer of the Advisor and the Property Manager.
The Advisor and the Property Manager are owned and controlled directly or indirectly by AR Global. Mr. Weil, our executive chairman, chief executive officer, president and secretary, is the chief executive officer of AR Global and has a non-controlling interest in the parent of AR Global.
Advisor
Pursuant to the advisory agreement, the Advisor manages our day-to-day operations. The initial term of the advisory agreement ends in July 2030, and will automatically renew for successive five-year terms unless either party gives written notice of its election not to renew at least 180 days prior to the then-applicable expiration date. We may only elect not to renew the advisory agreement on this basis with the prior approval of at least two-thirds of our independent directors, and no change of control fee (as defined in the advisory agreement) is payable if we make this election.
Asset Management Fees and Variable Management/Incentive Fees
We pay the Advisor a base asset management fee on the first business day of each month equal to (x) $0.5 million plus (y) a variable amount equal to (a) 1.25% of the equity proceeds received after November 16, 2018, divided by (b) 12. Equity proceeds are defined as, with respect to any period, cumulative net proceeds of all common and preferred equity and equity-linked securities issued by the Company and its subsidiaries during the period, including: (i) any equity issued in exchange or conversion of exchangeable notes based on the stock price at the date of issuance and convertible equity; (ii) any other issuances of equity, including but not limited to units in the OP (excluding equity-based compensation but including issuances related to an acquisition, investment, joint-venture or partnership); and (iii) any cumulative Core Earnings (as defined in the advisory agreement) in excess of cumulative distributions paid on our Common Stock since November 16, 2018, the effective date of the most recent amendment and restatement of the advisory agreement.
We also pay the Advisor an incentive variable management fee, payable quarterly in arrears. In August 2020, the Company entered into an amendment to the advisory agreement to adjust the quarterly thresholds of Core Earnings Per Adjusted Share (as defined in the advisory agreement) the Company must reach on a quarterly basis for the Advisor to receive the variable management fee to reflect the impact of the series of corporate actions the Company implemented in anticipation of listing which resulted in the bifurcation of its common stock into Class A common stock and Class B common stock in a net reduction of 2.43 shares for every one share of common stock outstanding prior to these corporate actions (the “Reverse Stock Split”). Prior to this amendment, the variable management fee was equal to (i) the product of   (a) the diluted weighted-average outstanding shares of common stock for the calendar quarter (excluding any equity-based awards that are subject to performance metrics that are not currently achieved) multiplied by (b) 15.0% multiplied by (c) the excess of Core Earnings Per Adjusted Share for the previous three-month period in excess of  $0.06, plus (ii) the product of  (x) the diluted weighted-average outstanding shares of common stock for the calendar quarter (excluding any equity-based awards that are subject to performance metrics that are not currently achieved) multiplied by (y) 10.0% multiplied by (z) the excess of Core Earnings Per Adjusted Share for the previous three-month period in excess of  $0.08. Following the August 2020 amendment, the quarterly thresholds of Core Earnings Per Adjusted Share increased from $0.06 and $0.08 to $0.1458 and $0.1944. No incentive variable management fees were earned in the years ended December 31, 2021 or 2020.
Both the base asset management fee and variable management fee are payable in cash, shares of Common Stock, units of limited partnership interest in the OP or a combination thereof, at the Advisor’s election. Pursuant to a side letter, the Advisor has agreed to, from February 4, 2022 until August 4, 2022, immediately invest all base asset management fee and variable management fee received by the Advisor in shares of Common Stock. On each of February 4, 2022, March 1, 2022 and April 1, 2022, we issued to the Advisor 45,372, 43,508 and 38,786 shares of Common Stock, respectively, in connection with the fees earned by the Advisor.
During the years ended December 31, 2021 and 2020, the Company paid base asset management fees in cash of  $6.0 million and $6.0 million, respectively. No variable management fees were paid during the years ended December 31, 2021 and 2020.
Class A Unit Redemption
On August 18, 2020, the date of the Listing, the limited partnership agreement of the OP was amended and restated (as so amended and restated, the “A&R OP Agreement”). Among other things, the A&R OP Agreement describes the procedures pursuant to which holders of Class A Units may redeem all or a portion of their Class A Units on a one-for-one basis for, at the Company’s election, shares of Common Stock or the cash equivalent thereof. The A&R OP Agreement also requires the Company, upon the request of a holder of Class A Units but subject to certain conditions and limitations, to register under the Securities Act, the issuance or resale of the shares of Common Stock issuable upon redemption of Class A Units in accordance with the A&R OP Agreement.
Prior to October 1, 2015, for its asset management services provided under the advisory agreement, the Company caused the OP to issue 65,498 of Class B Units (52,398 of which were still held by the Advisor at the time of the Listing), after giving effect to the Reverse Stock Split, in connection with the arrangement. The Class B Units were intended to be profits interests that would vest, and no longer subject to forfeiture, at such time as: (a) the value of the OP’s assets plus all distributions made by the Company to its stockholders equaled or exceeded the total amount of capital contributed by investors plus a 6.0% cumulative, pretax, non-compounded annual return thereon, (the “Economic Hurdle”); (b) any one of the following events occurred concurrently with or subsequently to the achievement of the Economic Hurdle: (i) a listing of the Company’s Common Stock on a national securities exchange; (ii) a transaction to which the Company or the OP was a party, as a result of which OP units or the Company’s Common Stock were exchanged for or converted into the right, or the holders of such securities will otherwise be entitled, to receive cash, securities or other property or any combination thereof; or (iii) the termination of the advisory agreement without cause by an affirmative vote of a majority of the Company’s independent directors after the Economic Hurdle had been met; and (c) the Advisor pursuant to the advisory agreement was providing services to the Company immediately prior to the occurrence of an event of the type described in clause (b) above (the “performance condition”).
Pursuant to the limited partnership agreement to the OP, the Advisor was entitled to receive distributions on Class B Units, whether vested or unvested, at the same rate as distributions, if any, received on the Company’s common stock. As a result of the Listing, which satisfied the performance condition, and the prior determination by the Company’s independent directors that the Economic Hurdle had been satisfied, the Class B Units vested in accordance with their terms and were converted into an equal number of Class A Units. In addition, effective at the Listing following this conversion and as approved by the Company’s independent directors, 52,398 of Class A Units, which were then held by the Advisor, were redeemed for an equal number of newly issued shares of Common Stock in accordance with the redemption provisions contained in the A&R OP Agreement.
Professional Fees and Other Reimbursements
We are required to pay directly or reimburse the Advisor monthly in arrears, for all the expenses paid or incurred by the Advisor or its affiliates in connection with the services it provides to us under the advisory agreement, subject to the following limitations:
•
With respect to administrative and overhead expenses of the Advisor, including administrative and overhead expenses of all employees of the Advisor or its affiliates directly or indirectly involved in the performance of services but not including their salaries, wages, and benefits, these costs may not exceed in any fiscal year,

(i)   $0.4 million, or

(ii)   if the Asset Cost (as defined in the advisory agreement) as of the last day of the fiscal quarter immediately preceding the month is equal to or greater than $1.25 billion, (x) the Asset Cost as of the last day of the fiscal quarter multiplied by (y) 0.10%.
•
With respect to the salaries, wages, and benefits of all employees of the Advisor or its affiliates directly or indirectly involved in the performance of services (which may include the Company’s executive officers), these amounts must be comparable to market rates and reimbursements may not exceed, in any fiscal year,

(i)   $2.6 million, or
(ii)   if the Asset Cost as of the last day of the fiscal year is equal to or greater than $1.25 billion, (x) the Asset Cost as of the last day of the fiscal year multiplied by (y) 0.30%.
Professional fees and other reimbursements for the years ended December 31, 2021 and 2020 were $4.1 million and $3.6 million, respectively. These amounts include reimbursements to the Advisor for administrative, overhead and personnel services, which are subject to the limits noted above, as well as costs associated with directors and officers insurance which are not subject to those limits.
The amount of expenses included within professional fees and other reimbursements related to administrative, overhead and personnel services provided by and reimbursed to the Advisor for the years ended December 31, 2021 and 2020 were $3.0 million and $3.0 million, respectively, of which $0.4 million and $0.4 million, respectively, related to administrative and overhead expenses and $2.6 million and $2.6 million, respectively, were for salaries, wages, and benefits. The 2019 bonus reimbursement received from the Advisor discussed below was not included in the assessment of whether reimbursement expense limits were met for the year ended December 31, 2020.
As part of the reimbursement of the salaries, wages, and benefits of all employees of the Advisor or its affiliates, the Company paid approximately $0.9 million in 2019 to the Advisor or its affiliates as reimbursement for bonuses of employees of the Advisor or its affiliates who provided administrative services during the calendar year, prorated for the time spent working on matters relating to the Company. The Company does not reimburse the Advisor or its affiliates for any bonus amounts relating to time dedicated to the Company by Mr. Weil., the Company’s chief executive officer. The Advisor formally awarded 2019 bonuses to employees of the Advisor or its affiliates in September 2020 (the “2019 Bonus Awards”). The original $0.9 million estimate for bonuses recorded and paid to the Advisor in 2019 exceeded the cash portion of the 2019 Bonus Awards that were to be paid to employees of the Advisor or its affiliates by $0.4 million and that were to be reimbursed by the Company. As a result, during the year ended December 31, 2020, the Company recorded a receivable from the Advisor of $0.4 million in prepaid expenses and other assets on the consolidated balance sheet and a corresponding reduction in general and administrative expenses. Pursuant to authorization by the Company’s independent directors, the $0.4 million receivable was paid to the Company over a 10-month period from January 2021 through October 2021.
Reimbursements for the cash portion of 2020 bonuses to employees of the Advisor or its affiliates continued to be expensed and reimbursed on a monthly basis during 2020, and in 2021 bonuses were again expensed in accordance with the cash bonus estimates provided by the Advisor. Generally, prior to the 2019 Bonus Awards, employee bonuses have been formally awarded to employees of the Advisor or its affiliates in March as an all-cash award and paid out by the Advisor in the year subsequent to the year in which services were rendered to the Company.
Termination Payments
The advisory agreement requires the Company to pay a termination fee to the Advisor if the advisory agreement is terminated prior to the expiration of the initial term in certain limited scenarios. The termination fee will be payable to the Advisor if either the Company or the Advisor exercises the right to terminate the advisory agreement in connection with the consummation of the first change of control (as defined in the advisory agreement). The termination fee is equal to $15.0 million plus an amount equal to the product of: (i) four multiplied by (ii) applicable Subject Fees (as defined in the advisory agreement). The “Subject Fees” are equal to: (i) the product of  (a) 12, multiplied by (b) the actual base management fee for the month immediately prior to the month in which the advisory agreement is terminated, plus (ii) the product of

(x) four multiplied by (y) the actual variable management fee for the quarter immediately prior to the quarter in which the advisory agreement is terminated, plus (iii) without duplication, the annual increase in the base management fee resulting from the cumulative net proceeds of any equity issued by the Company and its subsidiaries in respect of the fiscal quarter immediately prior to the fiscal quarter in which the advisory agreement is terminated.
In connection with the termination or expiration of the advisory agreement, the Advisor will be entitled to receive (in addition to any termination fee) all amounts then accrued and owing to the Advisor, including an amount equal to then-present fair market value of its shares of Common Stock and interest in the OP.
Multi-Year Outperformance Award
On August 18, 2020, the date of the Listing, the Company, the Company, the OP and the Advisor entered into the 2020 OPP pursuant to which a performance-based equity award was granted to the Advisor. The award of the LTIP Units pursuant to the 2020 OPP is independent of awards pursuant to, and is not an award under, the 2020 Equity Plan.
Initially, the award under the 2020 OPP was in the form of a single Master LTIP Unit (“Master LTIP Unit”). On September 30, 2020, the 30th trading day following August 18, 2020, in accordance with its terms, the Master LTIP Unit automatically converted into 4,012,841 LTIP Units, equal to the quotient of $50.0 million divided by $12.46, which represented the average closing price of one share of Common Stock over the ten consecutive trading days immediately prior to September 30, 2020. This number of LTIP Units represents the maximum number of LTIP Units that may be earned by the Advisor during a performance period ending on the earliest of (i) August 18, 2023, (ii) the effective date of any Change of Control (as defined in the 2020 OPP) and (iii) the effective date of any termination of the Advisor’s service as advisor of the Company.
Half of the LTIP Units (the “Absolute TSR LTIP Units”) are eligible to be earned as of the last day of the performance period if the Company achieves total stockholder return (“TSR”) measured on an absolute basis for the performance period as follows:
Performance Level	Absolute TSR	Percentage of LTIP Units Earned
Below Threshold	Less than 12%	0%
Threshold	12%	25%
Target	18%	50%
Maximum	24% or higher	100%
If the Company’s absolute TSR is more than 12% but less than 18%, or more than 18% but less than 24%, the percentage of the Absolute TSR LTIP Units earned is determined using linear interpolation as between those tiers, respectively.
The other half of the LTIP Units (the “Relative TSR LTIP Units”) are eligible to be earned as of the last day of the performance period if the amount, expressed in terms of basis points, whether positive or negative, by which the Company’s absolute TSR for the performance period exceeds the average TSR for the performance period of a peer group consisting of Empire State Realty Trust, Inc., Franklin Street Properties Corp., Paramount Group, Inc. and Clipper Realty Inc. as follows:
Performance Level	Relative TSR Excess	Percentage of LTIP Units Earned
Below Threshold	Less than -600 basis points	0%
Threshold	-600 basis points	25%
Target	0 basis points	50%
Maximum	+600 basis points	100%

If the relative TSR excess is between -600 bps and zero bps, or between zero bps and +600 bps, the percentage of the Relative TSR LTIP Units earned is determined using linear interpolation as between those tiers, respectively.
Until an LTIP Unit is earned, the holder of the LTIP Unit is entitled to distributions on the LTIP Unit equal to 10% of the distributions made per Class A Unit (other than distribution of sale proceeds). Distributions on Class A Units equal dividends paid on Common Stock. Distributions paid with respect to an LTIP Unit are not subject to forfeiture, even if the LTIP Unit is ultimately forfeited. For the years ended December 31, 2021 and 2020, the Company paid $160,000 and $20,000, respectively, of distributions to the holders of LTIP Units. After an LTIP Unit is earned, the holder will be entitled to a priority catch-up distribution per earned LTIP Unit equal to the aggregate distributions paid on a Class A Unit during the performance period, less the aggregate distributions paid on the LTIP Unit during the performance period. As of the last day of the performance period, the earned LTIP Units will become entitled to receive the same distributions as are paid on Class A Units. At the time the Advisor’s capital account with respect to an LTIP Unit that is earned and vested is economically equivalent to the average capital account balance of a Class A Unit, the Advisor, as the holder of the LTIP Unit in its sole discretion, will, in accordance with the A&R OP Agreement, be entitled to convert the LTIP Unit into a Class A Unit, which may, in turn, be redeemed on a one-for-one basis for, at the Company’s election, a share of Common Stock or the cash equivalent thereof.
If the last day of the performance period is the effective date of a Change of Control or a termination of the Advisor without Cause (as defined in the advisory agreement), then the number of LTIP Units earned will be calculated based on actual performance as of (and including) the effective date of the Change of Control or termination (as applicable), with the hurdles for calculating absolute TSR pro-rated to the extent that the performance period lasted less than three years but without pro-rating the number of Absolute TSR LTIP Units or Relative TSR LTIP Units the Advisor would be eligible to earn to reflect the shortened period.
If the last day of the performance period is the effective date of a termination of the Advisor with Cause, then the number of LTIP Units earned will also be calculated based on actual performance as of (and including) the effective date of the termination based on the performance through the last trading day prior to the effective date of the termination, with the hurdles for calculating absolute TSR pro-rated to the extent that the performance period lasted less than three years and with the number of Absolute TSR LTIP Units or Relative TSR LTIP Units the Advisor would be eligible to earn also pro-rated to reflect the shortened period.
The award of LTIP Units under the 2020 OPP is administered by the compensation committee, provided that any of the compensation committee’s powers can be exercised instead by the Company’s board of directors if the board of directors so elects. Following the last day of the performance period, the compensation committee is responsible for determining the number of Absolute TSR LTIP Units and Relative TSR LTIP Units earned, as calculated by an independent consultant engaged by the compensation committee and as approved by the compensation committee in its reasonable and good faith discretion. The compensation committee also must approve the transfer of any Absolute TSR LTIP Units and Relative TSR LTIP Units (or Class A Units into which they may be converted in accordance with the terms of the A&R OP Agreement).
LTIP Units earned as of the last day of the performance period will also become vested as of the last day of the performance period. Any LTIP Units that are not earned and vested after the compensation committee makes the required determination will automatically and without notice be forfeited without the payment of any consideration by the Company or the OP, effective as of the last day of the performance period.
The award of LTIP Units under the 2020 OPP is administered by the compensation committee, provided that any of the compensation committee’s powers can be exercised instead by our board of directors if our board of directors so elects. Promptly following the performance period, the compensation committee will determine the number of LTIP Units earned, (if any) based on calculations prepared by an independent consultant engaged by the committee and as approved by the compensation committee in its reasonable and good faith discretion. The compensation committee also must approve the transfer of any

LTIP Units or any Class A Units into which LTIP Units may be converted in accordance with the terms of the A&R OP Agreement. Any LTIP Units that are not earned will automatically be forfeited effective as of the end of the performance period and neither the Company nor the OP will be required to pay any future consideration in respect thereof.
Listing Note
On August 18, 2020, effective at the Listing, the OP entered into a listing note agreement (the “Listing Note”) with the New York City Special Limited Partnership, LLC (the “Special Limited Partner”), a subsidiary of AR Global which is also the special limited partner of the OP. The Listing Note was evidence of the Special Limited Partner’s right to receive incentive listing distribution if the average closing price of the Company’s Common Stock over a measurement period plus, among other things, the sum of all distributions or dividends (from any source) paid by the Company to the holders of its Common Stock prior to the Listing exceeded the aggregate purchase price (without deduction for organization and offering expenses or any other underwriting discount, commissions or offering expenses) in the initial public offering of the Company’s Common Stock, plus an amount equal to a 6% cumulative, non-compounded, pre-tax annual return on the aggregate purchase price of shares sold in the initial public offering through the Listing. The measurement period for calculating the aggregate amount of these distributions was from February 9, 2022 to March 23, 2022. Based on the average closing price of the shares of Common Stock over the measurement period, the amount was zero, and the Company had, and has, no distribution obligation to the Special Limited Partner related to the Listing Note.
Property Manager
Pursuant to our property management and leasing agreement with the Property Manager, we pay the Property Manager a property management fee for all our properties (except any of our properties that are or become subject to a separate property management agreement with the Property Manager) equal to: (i) for non-hotel properties, 3.25% of gross revenues from the properties managed, plus market-based leasing commissions; and (ii) for hotel properties, a market-based fee based on a percentage of gross revenues. Pursuant to the property management and leasing agreement, we also reimburse the Property Manager for property-level expenses. These reimbursements are not limited in amount and may include reasonable salaries, bonuses and benefits of individuals employed by the Property Manager, except for the salaries, bonuses and benefits of individuals who also serve as one of our executive officers or as an executive officer of the Property Manager or any of its affiliates. The Property Manager may subcontract the performance of its property management and leasing services duties to third parties and pay all or a portion of its property management fee to the third parties with whom it contracts for these services. The term of this property management agreement is coterminous with the term of the advisory agreement.
For two of our properties, we have entered into a separate property management and leasing agreement on substantive terms that are substantially identical to the terms of our other property management and leasing agreement with the Property Manager, except that this property management and leasing agreement has an initial term of one year that has been automatically extended for an unlimited number of successive one-year terms at the end of each year unless any party gives sixty (60) days’ written notice to the other parties of its intention to terminate.
During the years ended December 31, 2021 and 2020, we paid property management fees of $1.6 million and $1.6 million, respectively. During the years ended December 31, 2021 and 2020, we did not pay any market-based leasing commissions and did not reimburse the Property Manager for property-level expenses.
Waiver Agreements
On February 4, 2022, our board of directors granted (i) a waiver from the Aggregate Share Ownership Limit, as defined and contained in Section 5.7 of our charter, to permit each of the Advisor, the parent of AR Global, Mr. Weil and their respective affiliates and certain other entities and individuals who would be treated as Beneficially Owning or Constructively Owning (each as defined in our charter) shares of Common Stock held by either or both of the Advisor and the parent of AR Global, including Mr. Weil, to Beneficially Own or Constructively Own shares of Common Stock in an amount up to 20% of the outstanding shares of Common Stock (subject to certain constraints for each such entity and individual on the total actual ownership of shares of Common Stock by such entities and individuals that equals 20% of the outstanding shares of Common Stock in the aggregate), to the extent and on the terms set forth in each ownership limit waiver agreement (collectively, the “Charter Ownership Limit Waiver Agreements”); and (ii) a waiver from the provisions contained in Section 1.1 of the Amended and Restated Rights Agreement, dated August 17, 2020 (as amended by Amendment No. 1 dated August 12, 2021, the “Rights Plan”), to permit each party to the Charter Ownership Limit Waiver Agreements to Beneficially Own (as defined in the Rights Plan) shares of Common Stock to the maximum extent allowed by the Charter Ownership Limit Waiver Agreements without being deemed an “Acquiring Person” under Section 1.1 of the Rights Plan, subject to the terms set forth in the rights plan waiver agreement. The terms and conditions of the Charter Ownership Limit Waiver Agreements entered into with each of these entities or individuals are the same except for the actual number of shares of Common Stock the entities or individuals may own or acquire. In no event may the number of shares of Common Stock Beneficially Owned or Constructively Owned by these entities and individuals exceed 20% of the outstanding shares of Common Stock. All other terms and conditions contained in our charter will otherwise continue to apply to the shares of Common Stock that the entities or individuals may own or acquire.
Indemnification Obligations
Subject to conditions and exceptions, the Company has agreed to indemnify the Advisor and its affiliates, including their respective officers, directors, partners and employees, from and against all losses, claims, damages, or losses and related expenses (including reasonable attorneys’ fees) arising in the performance of their duties under the advisory agreement.
We have entered into indemnification agreements with the Advisor and certain of its affiliates, each of our directors and officers, and certain former directors and officers, providing that we will indemnify them to the extent permitted by Maryland law and our charter and advance expenses to them in connection with claims or liability they may become subject to due to their service to us consistent with the provisions of our charter and Maryland law.
We have not paid the Advisor or any of its affiliates for any amounts pursuant to these obligations through the date of this Proxy Statement.
Certain Conflict Resolution Procedures
Every transaction that we enter into with the Advisor or its affiliates is subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any of these entities in the event of a default by or disagreement with or in invoking powers, rights or options pursuant to any agreement between us and the Advisor or any of its affiliates.
Prior to the Listing, we had a conflicts committee responsible for reviewing and evaluating all related party transactions, including all transactions in which we, on the one hand, and the Advisor, AR Global or any of their affiliates, on the other hand, are involved. Effective at the Listing, our conflicts committee dissolved, and our nominating and corporate governance committee was established and became responsible for reviewing and evaluating all related party transactions. All related party transactions during the years ended December 31, 2020 and 2021 and during the period from January 1, 2022 through the date of this Proxy Statement were approved in accordance with the applicable Company policies consistent with the conflicts committee charter or nominating and corporate governance committee charter, as applicable. Either our conflicts committee, our nominating and corporate governance committee or our independent directors acting as a group or as a special committee, has determined that each related party transaction was in the best interests of the Company. See “Board of Directors, Executive Officers and Corporate Governance — Nominating and Corporate Governance Committee.”
In addition, the advisory agreement limits our ability to enter into transactions with the Advisor and its affiliates as follows:
•
If we propose to enter into any transaction in which the Advisor, any affiliate of the Advisor or any of the Advisor’s directors or officers has a direct or indirect interest, then the transaction must be approved by a majority of our directors not otherwise interested in the transaction, including a majority of our independent directors.

•
We may not make loans to the Advisor or any of its affiliates except mortgages or loans to wholly owned subsidiaries of ours. The Advisor and its affiliates may not make loans to us, or to any joint venture or partnership or other similar arrangements in which we are a co-venturer, limited liability company member, limited partner or general partner, which are established to acquire or hold our investments, unless approved by a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction as fair, competitive, and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.

•
We may enter into joint ventures or other similar arrangements with the Advisor or its affiliates provided that (a) a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approves the transaction as being fair and reasonable to us, and (b) the investment by us is on substantially the same terms as those received by other joint venturers.

SOLICITATION OF PROXIES
We will pay for the entire cost of soliciting proxies on behalf of the Company. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding the Company’s proxy materials to beneficial owners. In addition, our directors and executive officers may solicit proxies in person, by telephone, via the Internet or by other means of communication. Our directors and executive officers will not be paid any additional compensation for soliciting proxies. Appendix A sets forth information relating to our director nominee as well as our directors and executive officers who are considered “participants” in our solicitation under SEC rules by reason of their position as directors or director nominee of the Company or because they may be soliciting proxies on our behalf.
We have retained Innisfree M&A Incorporated (“Innisfree”) to assist in soliciting proxies for the Annual Meeting at an estimated cost of $             plus out-of-pocket expenses. Innisfree has advised the Company that approximately        of its employees will be involved in the proxy solicitation by Innisfree on behalf of the Company. In addition, we have agreed to indemnify Innisfree against certain liabilities arising out of or in connection with its engagement.
Our aggregate expenses related to our solicitation of proxies in excess of those normally spent for an Annual Meeting as a result of the potential proxy contest are expected to be approximately $            , of which approximately $             has been spent to date.

AUDIT COMMITTEE REPORT
The Audit Committee of the board of directors has furnished the following report on its activities during the year ended December 31, 2021. The report is not deemed to be “soliciting material” or “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act except to the extent that the Company specifically incorporates it by reference into any such filing.
To the Directors of New York City REIT, Inc.:
We have reviewed and discussed with management New York City REIT, Inc.’s audited financial statements as of and for the year ended December 31, 2021.
We have discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.
We have received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and have discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.
Based on the reviews and discussions referred to above, we recommended to the board of directors that the financial statements referred to above be included in New York City REIT, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021.
Audit Committee
Lee M. Elman (Chair)
Elizabeth K. Tuppeny
Abby M. Wenzel

PROPOSAL NO. 1 — ELECTION OF DIRECTOR
Our board of directors is currently comprised of four members, three of whom are independent directors. Our bylaws provide that the number of directors may not be less than one, which is the minimum number required by the MGCL, or more than 15. The board of directors is divided into three classes of directors. Each director serves for a term of three years, until the annual meeting of stockholders held in the third year following the year of their election and until their successors are duly elected and qualify. At the Annual Meeting, one Class II director will be elected to serve until the 2025 Annual Meeting and until her successor is duly elected and qualifies. The number of directors in each class may be changed from time to time by the board to reflect matters such as an increase or decrease in the number of directors so that each class, to the extent possible, will have the same number of directors.
The board of directors has nominated Elizabeth K. Tuppeny as a nominee for election as a Class II director at the Annual Meeting, to serve until our 2025 Annual Meeting and until her successor is duly elected and qualifies. Ms. Tuppeny currently serves as a Class II director of the Company and agreed to be named in this Proxy Statement and to serve as a director if elected.
Appendix A sets forth information relating to Ms. Tuppeny as well as our directors and executive officers who are considered “participants” in our solicitation under the rules of the SEC by reason of their position as directors or director nominee of the Company or because they may be soliciting proxies on our behalf.
The proxy holders named on the GOLD proxy card intend to vote “FOR” the election of Ms. Tuppeny as a Class II director unless you indicate on the GOLD proxy card a withhold vote with respect to Ms. Tuppeny. The election of Ms. Tuppeny requires the affirmative vote of a plurality of all the votes cast at the Annual Meeting, provided that a quorum is present. The nominee receiving the highest number of “FOR” votes will be elected. Abstentions and broker non-votes, if any are applicable, will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. However, if Comrit counter-solicits support for its director nominee, there cannot be any broker non-votes and shares for which beneficial owners have not provided voting instructions to their banks or brokers will NOT count for purposes of calculating whether a quorum is present.
We know of no reason why Ms. Tuppeny will be unable to serve if elected. If, at the time of the Annual Meeting, Ms. Tuppeny should become unable to serve, the proxy holders named on the GOLD proxy card may vote “FOR” any substitute nominee designated by the board of directors, unless you indicate a withhold vote on the GOLD proxy card. No proxy will be voted for a greater number of persons than the number of nominees described in this Proxy Statement.
THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF ELIZABETH K. TUPPENY AS CLASS II DIRECTOR, ON THE ENCLOSED GOLD PROXY CARD, TO SERVE UNTIL THE COMPANY’S 2025 ANNUAL MEETING AND UNTIL HER SUCCESSOR IS DULY ELECTED AND QUALIFIES. BY USING THE ENCLOSED GOLD PROXY CARD, AND TO DISREGARD ANY MATERIALS, AND NOT TO SIGN, RETURN OR VOTE ON ANY PROXY CARD THAT MAY BE SENT TO YOU BY OR ON BEHALF OF COMRIT.

PROPOSAL NO. 2 — RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee of the board of directors has selected and appointed PwC as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2022.
Although ratification by stockholders is not required by law or by our charter or bylaws, our audit committee believes that submission of its selection to stockholders is a matter of good corporate governance. PwC reports directly to our audit committee. Even if the appointment is ratified, our audit committee, in its discretion, may select a different independent registered public accounting firm at any time if our audit committee believes that such a change would be in the best interests of the Company. If our stockholders do not ratify the appointment of PwC, our audit committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of an independent registered public accounting firm.
A representative of PwC will attend the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.
Fees
The aggregate fees billed (or expected to be billed) to us for professional services rendered by PwC, all of which have been approved by the audit committee, for and during the years ended December 31, 2021 and December 31, 2020, are as follows:
Audit Fees
Professional services relating to audits of our annual consolidated financial statements, reviews of our quarterly SEC filings, issuance of a comfort letter and consents, income tax provision procedures, purchase price accounting procedures and review of proxy and other registration statements, and other audit services related to a statutory audit requirement. Aggregate audit fees for the years ended December 31, 2021 and December 31, 2020 were approximately $926,000 and $1,086,400, respectively.
Audit Related Fees
Audit and other assurance related services relating to individual real estate properties that are required under local tax law. There were no audit related fees for the years ended December 31, 2021 or December 31, 2020.
Tax Fees
There were no tax compliance fees billed by PwC for the years ended December 31, 2021 or December 31, 2020.
All Other Fees
There were no other fees for the years ended December 31, 2021 or December 31, 2020.
Pre-Approval Policies and Procedures
In considering the nature of the services provided by the independent registered public accounting firm, our audit committee determined that such services are compatible with the provision of independent audit services. Our audit committee discussed these services with the independent registered public accounting firm and the Company’s management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the related requirements of the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants. All services rendered by PwC were pre-approved by the audit committee.
THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PwC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2022.

PROPOSAL NO. 3 —
NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION
Pursuant to Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to vote on a non-binding, advisory resolution regarding executive compensation, as disclosed in this Proxy Statement. This proposal, known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on this matter. Approval of this non-binding advisory resolution requires the affirmative vote of a majority of the votes cast with respect to this proposal.
We have no employees. The Advisor performs our day-to-day management functions and affiliates of the Advisor employ the persons who provide these services, including our named executive officers. Pursuant to the terms of the advisory agreement, we pay the Advisor management fees and reimburse the Advisor for certain expenses as required by the terms of our advisory agreement. For further details regarding the advisory agreement and our other arrangements with the Advisor and its affiliates, including the Property Manager, see “Certain Relationships and Related Transactions.” Please note, stockholders are not being asked to vote on the terms of the advisory agreement.
As an externally managed REIT, we do not employ our named executive officers, have agreements with them regarding their compensation or otherwise determine the compensation earned by, or paid to, them. AR Global, the parent company of the Advisor, determines the salaries, bonuses and other benefits earned by or paid to our named executive officers. We are required by the terms of our advisory agreement to reimburse the Advisor for salaries, bonuses or benefits of certain of our named executive officers, subject to certain limits described in more detail herein. We are not involved in establishing the compensation for the employees of the Advisor and its affiliates and do not have approval rights regarding the amounts paid to those persons. We limit the amount of aggregate reimbursement as described herein and reflected in the advisory agreement.
In accordance with Section 14A of the Exchange Act, we are asking stockholders to approve, on a non-binding, advisory basis, the following resolution at the annual meeting:
“RESOLVED, that the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the compensation tables and related narrative discussion, is hereby approved.”
This resolution is advisory and non-binding. Our obligation to reimburse the Advisor for amounts incurred by the Advisor for salaries, bonuses or benefits of certain of our named executive officers is governed by the terms of the advisory agreement with the Advisor, which does not expire until July 2030, and cannot be amended except with the mutual consent of the parties.
THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ADOPTION OF THIS NON-BINDING ADVISORY RESOLUTION.

PROPOSAL NO. 4 — NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF
FUTURE NON-BINDING ADVISORY VOTES ON EXECUTIVE COMPENSATION
Section 14A of the Exchange Act requires the Company to seek input from its stockholders regarding the frequency with which it will seek future non-binding advisory votes regarding the compensation of the Company’s named executive officers. The proposal herein provides stockholders with four alternatives: one year, two years, three years or abstain. Because there are four alternatives for Proposal 4, it is possible that none of the alternatives will receive a majority of the votes cast on this proposal. If that occurs, our board of directors will consider the frequency that receives the highest number of votes as the choice of the stockholders. The board of directors believes that an advisory stockholder vote on executive compensation once every three years is appropriate. Although the board of directors has recommended that future say-on-pay votes should be held once every three years, stockholders are not voting to approve or disapprove of this recommendation. Rather, stockholders are being provided with the opportunity to cast an advisory vote, which is not binding. Although the recommendation is non-binding, the Company will consider the outcome of the vote and remaining term of the advisory agreement which sets forth our reimbursement obligations when determining the frequency of future say-on-pay votes. The Company’s decision may differ from the stockholder vote at the Annual Meeting.
THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “THREE YEARS” IN THE NON-BINDING VOTE TO RECOMMEND THE FREQUENCY OF FUTURE NON-BINDING ADVISORY VOTES ON EXECUTIVE COMPENSATION.

CODE OF ETHICS AND CORPORATE GOVERNANCE GUIDELINES
The board of directors adopted an Amended and Restated Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to all of our executive officers and directors, including but not limited to, our principal executive officer and principal financial officer. We have also adopted Corporate Governance Guidelines to assist the board of directors in the exercise of its responsibilities.
A copy of our Code of Ethics and Corporate Governance Guidelines may be obtained, free of charge, by sending a written request to our executive office: 650 Fifth Avenue — 30th Floor, New York, NY 10019, Attention: Chief Financial Officer. Our Code of Ethics and Corporate Governance Guidelines are also publicly available on our website at www.newyorkcityreit.com. If we make any substantive amendments to the Code of Ethics or grant any waiver, including any implicit waiver, from a provision of the Code of Ethics to our chief executive officer, chief financial officer, chief accounting officer or controller or persons performing similar functions, we will disclose the nature of the amendment or waiver on that website or in a report on Form 8-K.
DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who beneficially own more than 10% of the common stock of the Company to file initial reports of ownership of such securities and reports of changes in ownership of such securities with the SEC. Such officers, directors and 10% stockholders of the Company are also required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the Company’s review of the copies of such forms received by it with respect to the year ended December 31, 2015, all reports were filed on a timely basis, with the exception noted below:
Mr. Elman filed one late report in connection with a sale of shares in June 2019.
OTHER MATTERS PRESENTED FOR ACTION AT THE ANNUAL MEETING
Our board of directors does not intend to present for consideration at the Annual Meeting or any postponements or adjournments thereof any matter other than those specifically set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented for consideration at the meeting, either of the persons named in the proxy, acting individually and without the other, will vote thereon pursuant to his or her discretion.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT
References in this presentation to the “Company,” “we,” “us” and “our” refer to New York City REIT, Inc. (“NYC”) and its consolidated subsidiaries.
This Proxy Statement contains estimates and information concerning the Company, the Company’s industry and the Company’s peer companies that are based on industry publications, reports and peer company public filings. The Company has not independently verified the accuracy of the data contained in these industry publications, reports and peer company public filings. These estimates and information involve a number of assumptions and limitations, and you are cautioned not to rely on or give undue weight to this information. The industry in which we operate is subject to a high degree of uncertainty and risk due to variety of factors, including those described in the “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of the 2021 10-K included with this Proxy Statement and all other filings filed with the SEC after that date. These and other factors could cause results to differ materially from those expressed in these publications and reports.
The majority of the concessions granted to our tenants as a result of the COVID-19 pandemic are rent deferrals or temporary rent abatements with the original lease term unchanged and collection of deferred rent deemed probable. As a result of relief granted by the FASB and the SEC related to lease modification accounting, rental revenue used to calculate Net Income, NAREIT FFO, Core FFO, EBITDA, and Adjusted EBITDA has not been, and we do not expect it to be, significantly impacted by these types of deferrals. See Appendix B for a discussion of these non-GAAP metrics.

STOCKHOLDER PROPOSALS FOR THE 2023 ANNUAL MEETING
Stockholder Proposals in the Proxy Statement
Rule 14a-8 under the Exchange Act addresses when a company must include a stockholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the Company holds an annual or special meeting of stockholders. For stockholder proposals within the scope of Rule 14a-8 and submitted in accordance with the procedures specified thereunder, in order for the proposal to be considered for inclusion in the proxy statement and proxy card relating to our 2023 Annual Meeting, the proposal must comply with Rule 14a-8 and be received at our principal executive offices by            , 2022. Any proposal received after such date will be considered untimely.
Stockholder Proposals and Nominations for Directors to Be Presented at Meetings
For any proposal that is not submitted for inclusion in our proxy material for our 2023 Annual Meeting but is instead sought to be presented directly at that meeting, the proposal must be submitted in accordance with the procedures set forth in our bylaws. Under our current bylaws, for a director nomination or other stockholder proposal to be properly submitted for presentation at our 2023 Annual Meeting, our secretary must receive written notice of the proposal at our principal executive offices during the period beginning on            , 2022 and ending at 5:00 p.m. Eastern Time, on            , 2022. Additionally, a stockholder proposal must contain certain information specified in our bylaws.
All nominations must also comply with our bylaws. All proposals should be sent via registered, certified or express mail to our secretary at our principal executive offices at: New York City REIT, Inc., 650 Fifth Avenue, 30th Floor, New York, NY 10019, Attention: Secretary (telephone: (212) 415-6500).
By Order of the Board of Directors,

Edward M. Weil, Jr.
Executive Chairman, Chief Executive Officer, President and Secretary

Appendix A

INFORMATION CONCERNING PARTICIPANTS IN THE COMPANY’S SOLICITATION OF PROXIES
Under applicable SEC rules and regulations, members of our board of directors, including our board of directors’ director nominee, and our executive officers are “participants” with respect to board of directors’ solicitation of proxies in connection with the Annual Meeting. The following sets forth certain information about such persons (the “Participants”).
Directors, Director Nominee and Executive Officers
For more information on the names, ages and principal occupations of our directors, including our board of directors’ director nominee, and our executive officers, each of who is a Participant, please see “Board of Directors, Executive Officers and Corporate Governance — Board of Directors and Executive Officers” beginning on page 20 of this Proxy Statement.
The business address for the Company’s directors, including the director nominee, and executive officers is c/o New York City REIT, Inc., 650 Fifth Avenue, 30th Floor, New York, New York 10019.
Information Regarding Ownership of the Company’s Securities by Participants
For information on the number of the Company’s securities beneficially owned by each Participant who is one of the Company’s directors, director nominee or executive officer, please see “Stock Ownership by Directors, Officers and Certain Stockholders” beginning on page 32 of this Proxy Statement.
Information Regarding Transactions in the Company’s Securities by Participants
The following table sets forth information regarding purchases and sales of the Company’s securities by each Participant during the period from April 1, 2020 through            , 2022. No part of the purchase price or market value of these securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.
Name	Transaction Date	Number of Shares of Common Stock	Transaction Description
Edward M. Weil, Jr.	08/19/2020	1,750	1
	8/24/2020	500	1
	8/25/2020	500	1
	8/28/2020	500	1
	1/04/2021	150	5
	1/05/2021	150	5
	1/06/2021	150	5
	1/07/2021	150	5
	1/08/2021	110	5
	1/11/2021	150	5
	1/12/2021	150	5
	1/13/2021	150	5
	1/14/2021	150	5
	1/15/2021	150	5
	1/19/2021	150	5
	1/20/2021	150	5
	1/21/2021	150	5
	1/22/2021	150	5
	1/25/2021	150	5
	1/26/2021	150	5

Name	Transaction Date	Number of Shares of Common Stock	Transaction Description
	1/27/2021	150	5
	1/28/2021	150	5
	1/29/2021	150	5
	2/01/2021	150	5
	2/02/2021	150	5
	2/03/2021	150	5
	2/04/2021	150	5
	2/05/2021	150	5
	2/08/2021	150	5
	2/09/2021	150	5
	2/10/2021	150	5
	2/11/2021	150	5
	2/12/2021	150	5
	2/16/2021	150	5
	2/17/2021	150	5
	2/18/2021	150	5
	2/19/2021	150	5
	2/22/2021	150	5
	2/23/2021	150	5
	2/24/2021	150	5
	2/25/2021	150	5
	2/26/2021	150	5
	3/01/2021	150	5
	3/02/2021	150	5
	3/03/2021	150	5
	3/04/2021	150	5
	3/05/2021	150	5
	3/08/2021	150	5
	3/09/2021	150	5
	3/10/2021	150	5
	3/11/2021	150	5
	3/12/2021	150	5
	3/15/2021	150	5
	3/16/2021	150	5
	3/17/2021	150	5
	3/18/2021	150	5
	3/19/2021	150	5
	3/22/2021	150	5
	3/23/2021	150	5
	3/24/2021	150	5

Name	Transaction Date	Number of Shares of Common Stock	Transaction Description
	3/25/2021	150	5
	3/26/2021	150	5
	3/29/2021	150	5
	3/30/2021	150	5
Lee M. Elman	5/22/2020	1,481	2
	5/21/2021	7,182	3
	1/24/2022	1,386	4
	1/25/2022	2,190	1
Elizabeth K. Tuppeny	5/22/2020	1,481	2
	5/21/2021	7,182	3
	1/19/2022	9,200	1
	1/24/2022	2,508	4
Abby M. Wenzel	5/22/2020	1,481	2
	5/21/2021	7,182	3
	1/20/2022	7,000	1
	1/21/2022	1,270	1
	1/24/2022	1,298	4
Transaction Descriptions:
1.
Open market purchase

2.
Annual award of restricted shares to independent directors pursuant to the RSP. The number of shares has not been adjusted to reflect the 9.72-to-1 reverse stock split by the Company of its Common Stock in connection with the Listing.

3.
Annual award of restricted shares to independent directors pursuant to the Individual Plan.

4.
Grant of fully-vested shares of Common Stock in lieu of cash payment for quarterly fees earned as independent directors.

5.
Sale effected pursuant to Rule 10b5-1 Trading Plan

Miscellaneous Information Concerning Participants
Each of the Company’s directors and officers is entitled to indemnification under its charter and bylaws. In addition, the Company has entered into indemnification agreements with each of its current directors and executive officers.
Other than as set forth in this Appendix A or elsewhere in this Proxy Statement and based on the information provided by each Participant:
1.
No Participant or associate of any Participant beneficially owns, directly or indirectly, or owns of record but not beneficially, any shares of our Common Stock or other securities of the Company or any parent or subsidiary of the Company;

2.
No Participant has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting other than an interest, if any, as a stockholder of the Company and, with respect to the director nominee, as a nominee for director; and

3.
No Participant has purchased or sold any securities of the Company within the past two years.

In addition, except as disclosed in this Proxy Statement neither the Company nor any of the Participants is now or has been within the past year a party to any contract, arrangement or understanding with any person with respect to any of the Company’s securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.
Other than as set forth in this Appendix A or elsewhere in this Proxy Statement and based on the information provided by each Participant, neither the Company nor any of the Participants or any of their associates have (i) any arrangements or understandings with any person with respect to any future employment by the Company or any of its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party, or (ii) a direct or indirect material interest in any transaction or series of similar transactions since January 1, 2020 or any currently proposed transactions, or series of similar transactions, in which the Company or any of its subsidiaries was or is to be a party in which the amount involved exceeds $120,000.
There are no material proceedings to which the Participants or any of their associates is a party or has a material interest adverse to the Company. Neither the Company nor any of the Participants has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) during the past ten years.
Other than the persons described in this Proxy Statement, no regular employees of the Advisor or its affiliates have been or are to be employed to solicit stockholders in connection with this proxy solicitation. However, in the course of their regular duties, certain administrative personnel may be asked to perform clerical or ministerial tasks in furtherance of this solicitation.

Appendix B

Forward Looking Statements

Certain statements made in this presentation are "forward-looking statements" (as defined in Section 21E of the Exchange Act), which reflect the expectations of the Company regarding future events. You can identify forward-looking statements by the use of forward looking terminology such as "believes," "expects," "may," "will," "would," "could," "should," "seeks," "intends," "plans," "projects," "estimates," "anticipates," "predicts," or "potential" or the negative of these words and phrases or similar words or phrases. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. These forward-looking statements include, but are not limited to, market and other expectations, objectives, and intentions, as well as any other statements that are not historical facts.

Our potential risks and uncertainties are presented in the section titled "Item 1A. Risk Factors" in the Company's Annual Report on Form 10-K filed with the SEC on March 18, 2022 as well as other subsequent reports filed with the SEC. Forward-looking statements speak as of the date they were made and we disclaim any obligation to update and revise statements contained in these materials to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. The following are some of the risks and uncertainties relating to us, although not all risks and uncertainties, that could cause our actual results to differ materially from those presented in our forward-looking statements:

- Our properties may be adversely affected by economic cycles and risks inherent to New York City.
- Our ability to fund our capital requirements will depend on, among other things, the amount of cash we are able to generate from our operations, which is dependent on, among other things, the impact of the COVID-19 pandemic on our tenants and other factors outside of our control, and our ability to access capital from outside sources, which may not be available on acceptable or favorable terms, or at all.
- If we are not able to generate sufficient cash flows from operations, we may continue to fund dividends from sources other than cash flow from operations and may have to reduce the amount of dividends we pay or identify other financing sources.
- Funding dividends from other sources such as borrowings, asset sales or equity issuances limits the amount we can use for property acquisitions, investments and other corporate purposes.
- We are subject to risks associated with a pandemic, epidemic or outbreak of a contagious disease, such as the ongoing global COVID-19 pandemic, including negative impacts on our tenants and their respective businesses.
- Inflation and continuing increases in the inflation rate may have an adverse effect on our investments and results of operations.
- Increases in interest rates could increase the amount of our debt payments.
- Market and economic challenges experienced by the U.S. and global economies may adversely impact aspects of our operating results and operating condition.
- We depend on tenants for our rental revenue and, accordingly, our rental revenue is dependent upon the success and economic viability of our tenants. Lease terminations, tenant default and bankruptcy have adversely affected and could in the future adversely affect the income and cash flow produced by our properties.
- In owning properties we may experience, among other things, unforeseen costs associated with complying with laws and regulations and other costs, potential difficulties selling properties and potential damages or losses resulting from climate change.
- We depend on our Advisor and our Property Manager to provide us with executive officers, key personnel and all services required for us to conduct our operations and our operating performance may be impacted by any adverse changes in the financial health or reputation of our Advisor and our Property Manager.
- All of our executive officers face conflicts of interest, such as conflicts created by the terms of our agreements with the Advisor and compensation payable thereunder, conflicts allocating investment opportunities to us, and conflicts in allocating their time and attention to our matters. Conflicts that arise may not be resolved in our favor and could result in actions that are adverse to us.
- We have long-term agreements with our Advisor and its affiliates that may be terminated only in limited circumstances and may require us to pay a termination fee in some cases.
- We have substantial indebtedness and may be unable to repay, refinance, restructure or extend our indebtedness as it becomes due. We may incur additional indebtedness in the future.
- We have been in breach of several of our mortgage loans during 2021 encumbering certain of our properties for multiple quarters and have been or will be unable to use excess cash flow, if any, from those properties until the breaches are cured. If we experience additional lease terminations, it is possible that certain of the covenants on other loans may be breached and we may also become restricted from accessing excess cash flows from those properties.
- The stockholder rights plan adopted by our board of directors, our classified board and other aspects of our corporate structure and Maryland law may discourage a third party from acquiring us in a manner that might result in a premium price to our stockholders.
- Restrictions on share ownership contained in our charter may inhibit market activity in shares of our stock and restrict our business combination opportunities.
- We may fail to continue to qualify as a REIT.

Definitions

Adjusted EBITDA: We believe that Adjusted EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization adjusted for acquisition and transaction-related expenses, listing-related costs and expenses, other non-cash items such as the vesting and conversion of the Class B Units, equity-based compensation expense and including our pro-rata share from unconsolidated joint ventures, is an appropriate measure of our ability to incur and service debt. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other REITs may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other REITs.

Annualized Straight-Line Rent: Straight-line rent which is annualized and calculated using most recent available lease terms as of the period end indicated.

Approved Agreement: Represents Deferral Agreements as well as amendments granting the tenant a rent credit for some portion of original Cash Rent due. The rent credit is generally coupled with an extension of the lease. The terms of the lease amendments providing for rent credits differ by tenant in terms of the length and amount of the credit. A "Deferral Agreement" is an executed or approved amendment to an existing lease agreement to defer a certain portion of Cash Rent due.

Cash NOI: We define Cash NOI as NOI excluding amortization of above/below market lease intangibles and straight-line adjustments that are included in GAAP lease revenues.

Cash Rent: Represents total of all contractual rents on a cash basis due from tenants as stipulated in the originally executed lease agreements for the applicable period taking into account any deferrals or lease amendments. "Original Cash Rent" refers to contractual rents on a cash basis due from tenants as stipulated in their originally executed lease agreement based on leases in place for the applicable period, prior to any rent deferral agreement. We calculate "Original Cash Rent collections" by comparing the total amount of rent collected during the period to the original Cash Rent due for the applicable period. Total rent collected during the period includes both original Cash Rent due and payments made by tenants pursuant to rent deferral agreements.

Core FFO: In calculating Core FFO, we start with FFO, then we exclude the impact of discrete non-operating transactions and other events which we do not consider representative of the comparable operating results of our real estate operating portfolio, which is our core business platform. Specific examples of discrete non-operating items include acquisition and transaction related costs for dead deals, debt extinguishment costs, listing related costs and expenses (including the vesting and conversion of Class B units and cash expenses and fees which are non-recurring in nature incurred in connection with the listing of Class A common stock on the NYSE and related transactions), and non-cash equity-based compensation. We add back non-cash write-offs of deferred financing costs and prepayment penalties incurred with the early extinguishment of debt which are included in net income but are considered financing cash flows when paid in the statement of cash flows. We consider these write-offs and prepayment penalties to be capital transactions and not indicative of operations. By excluding expensed acquisition and transaction dead deal costs as well as non-operating costs, we believe Core FFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management's analysis of the investing and operating performance of our properties. In future periods, we may also exclude other items from Core FFO that we believe may help investors compare our results.

EBITDA: Defined as earnings before interest, taxes, depreciation and amortization ("EBITDA"). We believe that EBITDA is an appropriate measure of our ability to incur and service debt. EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities.

FFO: We define FFO, a non-GAAP measure, consistent with the standards established over time by the Board of Governors of NAREIT, as restated in a White Paper approved by the Board of Governors of NAREIT effective in December 2018 (the "White Paper"). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. Our FFO calculation complies with NAREIT's definition.

Leasing Pipeline: Includes (i) all leases fully executed by both parties as of March 1, 2022, but after December 31, 2021, and (ii) all leases under negotiation with an executed LOI by both parties as of March 1, 2022. This represents two executed lease that commences totaling 8,900 square feet and two renewal and expansion leases that total 5,400 square feet. Leasing pipeline should not be considered an indication of future performance.

Net Leverage: For the Company and for December 31, 2021, represents total mortgage notes payable, gross of $405.0 million minus cash and cash equivalents of $11.7 million (excluding restricted cash) divided by total assets of $823.1 million plus accumulated depreciation and amortization of $157.9 million as of December 31, 2021. For peers, represents total debt, plus preferred equity, minus cash and cash equivalents divided by total assets plus accumulated depreciation and amortization, at cost, as of December 31, 2021.

NOI: Defined as a non-GAAP financial measure used by us to evaluate the operating performance of our real estate. NOI is equal to total revenues, excluding contingent purchase price consideration, less property operating and maintenance expense. NOI excludes all other items of expense and income included in the financial statements in calculating net (loss).

Occupancy: Represents percentage of square footage of which the tenant has taken possession of divided by the respective total rentable square feet as of the date or period end indicated.

Remaining Lease Term: Represents the outstanding tenant lease term. Weighted based on Annualized Straight-Line rent as of the date or period end indicated.

Reconciliation of Non-GAAP Metrics: Cash NOI

Cash Net Operating Income (Cash NOI) Reconciliation Schedule

	For the Three Months Ended		
(in thousands)	**December 31, 2021**	**September 30, 2021**	**December 31, 2020**
Net Loss (in accordance with GAAP)	$ (3,755)	$ (11,124)	(16,600)
Depreciation & Amortization	7,657	7,851	7,677
Interest Expense	4,811	4,803	4,225
Income tax (benefit) expense	23	14	—
EBITDA	**$ 8,736**	**1,544**	**(4,698)**
Impairment of real estate investments	1,039	413	—
Equity-based compensation	2,119	2,121	2,116
Other income	(3)	(5)	(8)
Adjusted EBITDA	**$ 11,891**	**4,073**	**(2,590)**
Asset and property management fees to related parties	1,938	1,862	1,856
General & Administrative	2,104	1,884	1,844
NOI	**$ 15,933**	**7,819**	**1,110**
Accretion of below- and amortization of above-market lease liabilities and assets, net	(7,864)	(367)	(219)
Straight-line rent (revenue as a lessor)	(972)	(1,738)	3,180
Straight-line ground rent (expense as lessee)	27	28	27
Cash NOI	**$ 7,124**	**5,742**	**4,098**

Reconciliation of Non-GAAP Metric: FFO

Funds From Operations (FFO) Reconciliation Schedule

(in thousands)		Three Months Ended December 31, 2021		Three Months Ended December 31, 2020
Net Loss (in accordance with GAAP)[1][2]	$	(3,755)	$	(16,600)
Depreciation and amortization		7,657		7,677
Impairment of real estate investments		1,039		—
FFO (As defined by NAREIT)[1][2]		**4,941**		**(8,923)**
Equity-based compensation		2,119		2,116
Core FFO attributable to common stockholders[1][2]	**$**	**7,060**	**$**	**(6,807)**

1) Net Loss, FFO and Core FFO for the three months ended December 31, 2021 includes income from the accelerated amortization of the remaining unamortized balance of below-market lease liabilities of approximately $7.7 million, which is recorded in Revenue from tenants in the consolidated statements of operations.
2) Net Loss, FFO and Core FFO for the three months ended December 31, 2021 includes income from a lease termination fee of $1.4 million, which is recorded in Revenue from tenants in the consolidated statements of operations. Such termination payments represent cash income for accounting and tax purposes and as such management believes they should be included in both FFO and Core FFO. The termination fee was collected from the tenant and earned and recorded as income in the fourth quarter of 2021.

PLEASE VOTE TODAY!SEE REVERSE SIDEFOR THREE EASY WAYS TO VOTE. NEW YORK CITY REIT, INC.Annual Meeting of Stockholders [], 2022This Proxy is Solicited on Behalf of the Board of DirectorsThe undersigned stockholder of New York City REIT, Inc. hereby appoints [], and each of them, asproxies, each with the power to appoint his or her substitute, to attend the Annual Meeting ofStockholders to be held at [] on [], at [], and any adjournments or postponements thereof, to cast onbehalf of the undersigned stockholder all votes that the undersigned stockholder is entitled to cast atsuch meeting and otherwise to represent the undersigned stockholder at the meeting with all powerspossessed by the undersigned stockholder if personally present at the meeting. The undersignedstockholder hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of theaccompanying Proxy Statement, the terms of each of which are incorporated herein by reference, andrevokes any proxy heretofore given with respect to such meeting.THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED STOCKHOLDER, WHEN THIS PROXYIS PROPERLY EXECUTED, WILL BE CAST AS DIRECTED BY THE UNDERSIGNEDSTOCKHOLDER. IF THIS PROXY IS EXECUTED BUT NO SUCH DIRECTIONS ARE MADE, THEVOTES ENTITLED TO BE CAST BY THE UNDERSIGNED STOCKHOLDER WILL BE CAST FOR THEELECTION OF THE NOMINEE FOR THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE,FOR PROPOSALS 2 AND 3 AND THREE YEARS FOR PROPOSAL 4.THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL REVOKE ALL PROXIES PREVIOUSLYEXECUTED.YOUR VOTE IS VERY IMPORTANT – PLEASE SUBMIT YOUR PROXY TODAY(continued and to be signed on the reverse side)

1. ELECTION OF CLASS II DIRECTOR:01. Elizabeth K. Tuppeny* NOTE: To withhold authority to vote for any individual nominee(s), mark “For AllExcept” and write the number(s) of the nominee(s) on the line below.NEW YORK CITY REIT, INC.YOUR VOTE IS IMPORTANTPlease take a moment now to vote your shares of New York City REIT, Inc.for the upcoming Annual Meeting of Stockholders.YOU CAN VOTE TODAY USING ANY OF THE FOLLOWING METHODS:Submit your proxy by InternetPlease access www.proxyvotenow.com/[] (please note you must type an “s” after “http”). Then, simply follow theeasy instructions on the voting site. You will be required to provide the unique Control Number printed below.ORSubmit your proxy by TelephonePlease call toll-free in the U.S. or Canada at [•] on a touch-tone telephone. (If outside the U.S. or Canada, call [•].)Then, simply follow the easy voice prompts. You will be required to provide the unique Control Number printed below.CONTROL NUMBER:ORSubmit your proxy by MailIf you do not have access to a touch-tone telephone or to the internet, please complete, sign, date and return theproxy card in the postage paid envelope provided to: New York City REIT, Inc., c/o 200 Business Park Circle Suite 112Saint Augustine, FL 32095.X6TO VOTE BY MAIL, PLEASE DETACH HERE, SIGN AND DATE PROXY CARD, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED6Please markvote as inthis sample2. To ratify the appointment of PwC as our independentregistered public accounting firm for 2022.3. To approve the non-binding advisory resolution regardingexecutive compensation.4. The non-binding vote regarding the frequency offuture advisory votes on executive compensationprovides stockholders with four alternatives: oneyear, two years, three years or abstain.To consider and act upon such other business as may properly come before theannual meeting or any adjournments or postponements thereof.FOR ALL WITHHOLD ALL *FOR ALL EXCEPTDate: , 2022SignatureSignature (if jointly held)Title(s)Please sign EXACTLY as name appears at the left. Joint owners eachshould sign. When signing as attorney, executor, administrator, trustee orguardian, please give full related title. If a corporation or partnership,please sign in full corporate or partnership name by authorized officer.You may submit your proxy by telephone or Internet 24 hours a day, 7 days a week.Your telephone or Internet vote authorizes the Proxyholder(s) to vote your shares in the same manneras if you had marked, signed and returned a proxy card.THE BOARD OF DIRECTORS RECOMMEND A VOTE “FOR” ITEMS 1, 2 AND 3 AND “THREE YEARS” FOR ITEM 4.ONE YEAR TWO YEARS THREE YEARS ABSTAINFOR AGAINST ABSTAINFOR AGAINST ABSTAIN22-3530-2 C5.5 P19